Exhibit 99.2

Assured Guaranty Ltd. June 30, 2011 Financial Supplement Table of Contents Page Selected Financial Highlights 1 Consolidated Statements of Operations 2 Net Income (Loss) Reconciliation to Operating Income 3-4 Consolidated Balance Sheets 5 Adjusted Book Value 6 Claims Paying Resources 7 New Business Production 8 Financial Guaranty Gross Par Written 9 New Business Production by Quarter 10 Available-for-Sale Investment Portfolio and Cash 11 Estimated Net Exposure Amortization and Estimated Future Net Premium and Credit Derivative Revenues 12 Expected Amortization of Net Par Outstanding 13 Present Value of Financial Guaranty Insurance Net Expected Loss to be Expensed 14 Financial Guaranty Profile 15-17 Direct Pooled Corporate Obligations Profile 18 Consolidated U.S. RMBS Profile 19 Direct U.S. RMBS Profile 20-21 Direct U.S. Commercial Real Estate Profile 22 Direct U.S. Consumer Receivables Profile 23 Below Investment Grade Exposures 24-28 Largest Exposures by Sector 29-32 Rollforward of Net Expected Loss and Loss Adjustment Expense to be Paid 33 Financial Guaranty Insurance and Credit Derivative U.S. RMBS Representations and Warranties Benefit Development 34 Losses Incurred and Paid 35 Summary Financial and Statistical Data 36 Glossary 37-38 Endnotes Related to Non-GAAP Financial Measures 39-40 This financial supplement should be read in conjunction with documents filed by Assured Guaranty Ltd. (“AGL” and, together with its subsidiaries, “Assured Guaranty” or the “Company”) with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2010 and its Quarterly Reports on Form 10-Q for the three months ended March 31, 2011 and six months ended June 30, 2011. Some amounts in this financial supplement may not add due to rounding. Cautionary Statement Regarding Forward-Looking Statements: Any forward-looking statements made in this supplement reflect the current views of Assured Guaranty with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. The Company’s forward looking statements could be affected by many events. These events include (1) rating agency action, including a ratings downgrade or change in outlook at any time of AGL or its subsidiaries and/or of transactions that AGL's subsidiaries have insured, both of which have occurred in the past, or a change in rating criteria; (2) developments in the world’s financial and capital markets that adversely affect issuers’ payment rates, the Company’s loss experience, its ability to cede exposure to reinsurers, its access to capital, its unrealized (losses) gains on derivative financial instruments or its investment returns; (3) changes in the world’s credit markets, segments thereof or general economic conditions; (4) more severe or frequent losses implicating the adequacy of the Company’s expected loss estimates; (5) the impact of market volatility on the mark-to-market of the Company’s contracts written in credit default swap form; (6) reduction in the amount of insurance or reinsurance opportunities available to the Company; (7) deterioration in the financial condition of our reinsurers, the amount and timing of reinsurance recoverables actually received and the risk that reinsurers may dispute amount s owed to us under our reinsurance agreements; (8) the possibility that the Company will not realize insurance loss recoveries or damages expected from originators, sellers, sponsors, underwriters or servicers of residential mortgage-backed securities transactions; (9) increased competition; (10) changes in applicable accounting policies or practices; (11) changes in applicable laws or regulations, including insurance and tax laws; (12) other governmental actions; (13) difficulties with the execution of the Company’s business strategy; (14) contract cancellations; (15) the Company’s dependence on customers; (16) loss of key personnel; (17) adverse technological developments; (18) the effects of mergers, acquisitions and divestitures; (19) natural or man-made catastrophes; (20) other risks and uncertainties that have not been identified at this time; (21) management’s response to these factors; and (22) other risk factors identified in Assured Guaranty’s filings with the SEC. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the dates on which they are made. The Company undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise, except as required by law. AG_FoCo_logo

Assured Guaranty Ltd.

Selected Financial Highlights

(dollars in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,	
	2011	2010	2011	2010
Operating income reconciliation:				
Operating income	$ 136.3	$ 172.0	$ 385.2	$ 284.6
Plus after-tax adjustments:				
Realized gains (losses) on investments	(2.8)	(4.3)	(0.9)	2.4
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(70.0)	40.6	(287.4)	271.4
Fair value gains (losses) on committed capital securities	0.4	8.2	0.7	7.4
Foreign exchange gains (losses) on revaluation of premiums receivable	3.8	(19.0)	13.0	(42.0)
Effect of consolidating financial guaranty variable interest entities ("VIEs")	(125.4)	6.0	(42.9)	1.7
Net income (loss)	$ (57.7)	$ 203.5	$ 67.7	$ 525.5
Earnings per diluted share:				
Operating income	$ 0.73	$ 0.91	$ 2.06	$ 1.50
Plus after-tax adjustments:				
Realized gains (losses) on investments	(0.01)	(0.02)	-	0.01
Non-credit impairment unrealized fair value gains (losses) on credit	(0.38)	0.21	(1.53)	1.43
Fair value gains (losses) on committed capital securities	-	0.04	-	0.04
Foreign exchange gains (losses) on revaluation of premiums	0.02	(0.10)	0.07	(0.22)
Effect of consolidating financial guaranty VIEs	(0.68)	0.03	(0.23)	0.01
Net income (loss)	$ (0.31)	$ 1.08	$ 0.36	$ 2.77
Effective tax rate on operating income	20.0%	30.4%	25.4%	31.1%
Effective tax rate on net income	(49.3)%	30.9%	13.7%	28.2%
Return on equity ("ROE") calculations [1]:				
ROE, excluding unrealized gain (loss) on investment portfolio	(6.1)%	22.7%	3.6%	29.7%
Operating ROE	10.8%	15.9%	15.6%	13.4%
New Business:				
Gross par written	$ 4,373	$ 8,261	$ 6,692	$ 15,449
Present value of new business production ("PVP") [2]	$ 51.9	$ 89.9	$ 104.4	$ 168.7

	As of June 30, 2011	As of December 31, 2010
Other information:		
Net debt service outstanding	$ 886,768	$ 927,143
Net par outstanding	587,196	617,131
Claims paying resources [3]	13,139	12,630

1. Quarterly ROE calculations represent annualized returns.
2. Please refer to the explanation of the non-GAAP financial measures within the Endnotes.
3. See page 7 for additional detail on claims paying resources.

Page 1

Assured Guaranty Ltd.

Consolidated Statements of Operations (unaudited)

(dollars and shares in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,	
	2011	2010	2011	2010
Revenues:				
Net earned premiums	$ 230.0	$ 292.1	$ 484.0	$ 611.7
Net investment income	100.8	90.9	197.2	175.2
Net realized investment gains (losses)	(5.1)	(8.4)	(2.3)	1.0
Net change in fair value of credit derivatives:				
Realized gains and other settlements	(10.8)	38.4	24.6	65.1
Net unrealized gains (losses)	(48.6)	35.1	(319.7)	287.2
Net change in fair value of credit derivatives	(59.4)	73.5	(295.1)	352.3
Fair value gains (losses) on committed capital securities	0.6	12.6	1.1	11.3
Net change in fair value of financial guaranty VIEs	(193.7)	0.5	(99.8)	(10.1)
Other income	28.8	(13.5)	71.0	(26.4)
Total revenues	**102.0**	**447.7**	**356.1**	**1,115.0**
Expenses:				
Loss and loss adjustment expenses	132.9	71.2	105.9	201.7
Amortization of deferred acquisition costs	9.5	6.9	16.9	15.1
Assured Guaranty Municipal Holdings Inc. ("AGMH") acquisition-related expenses	-	2.8	-	6.8
Interest expense	24.7	24.9	49.5	50.0
Other operating expenses	48.5	47.4	105.3	110.0
Total expenses	**215.6**	**153.2**	**277.6**	**383.6**
Income (loss) before income taxes	**(113.6)**	**294.5**	**78.5**	**731.4**
Provision (benefit) for income taxes	(55.9)	91.0	10.8	205.9
Net income (loss)	**$ (57.7)**	**$ 203.5**	**$ 67.7**	**$ 525.5**
Less after-tax adjustments:				
Realized gains (losses) on investments	(2.8)	(4.3)	(0.9)	2.4
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(70.0)	40.6	(287.4)	271.4
Fair value gains (losses) on committed capital securities	0.4	8.2	0.7	7.4
Foreign exchange gains (losses) on revaluation of premiums receivable	3.8	(19.0)	13.0	(42.0)
Effect of consolidating financial guaranty VIEs	(125.4)	6.0	(42.9)	1.7
Operating income	**$ 136.3**	**$ 172.0**	**$ 385.2**	**$ 284.6**
Weighted average shares outstanding				
Basic shares outstanding	184.2	184.1	184.0	184.2
Diluted shares outstanding [1]	184.2	188.8	187.4	189.8
Shares outstanding at the end of period	184.2	183.7		
Effect of refundings and accelerations, net				
Net earned premiums from refundings and accelerations	$ 21.0	$ 15.4	$ 50.6	$ 30.8
Operating income effect	14.3	9.9	34.1	19.8
Operating income per diluted share effect	0.08	0.05	0.18	0.10

1. Non-GAAP diluted shares outstanding were 187.6 million and 188.9 million for the three months ended June 30, 2011 and 2010, respectively, and 187.4 million and 189.9 million for the six months ended June 30, 2011 and June 30, 2010, respectively.

Note: Please refer to the explanation of the non-GAAP financial measures.

Page 2

Assured Guaranty Ltd. Net Income (Loss) Reconciliation to Operating Income (in millions) Three Months Ended Three Months Ended June 30, 2011 June 30, 2010 GAAP Income Statement As Reported Less: Operating Income Adjustments Non-GAAP Operating Income Results GAAP Income Statement As Reported Less: Operating Income Adjustments Non-GAAP Operating Income Results Revenues: Net earned premiums 230.0$ (18.3)$ (1) 248.3$ 292.1$ (15.6)$ (1) 307.7$ Net investment income 100.8 (0.7) (1) 101.5 90.9 - 90.9 Net realized investment gains (losses) (5.1) (5.1) (2) - (8.4) (8.4) (2) - Net change in fair value of credit derivatives: Realized gains and other settlements (10.8) (10.8) - 38.4 38.4 - Net unrealized gains (losses) (48.6) (48.6) - 35.1 35.1 - Credit derivative revenues - (48.4) 48.4 - (51.7) 51.7 Net change in fair value of credit derivatives (59.4) (107.8) (3) 48.4 73.5 21.8 (3) 51.7 Fair value gain (loss) on committed capital securities 0.6 0.6 (4) - 12.6 12.6 (4) - Net change in fair value of financial guaranty VIEs (193.7) (193.7) (1) - 0.5 0.5 (1) - Other income 28.8 29.9 (5) (1.1) (13.5) (15.7) (5) 2.2 Total revenues 102.0 (295.1) 397.1 447.7 (4.8) 452.5 Expenses: Loss expense: Financial guaranty insurance 132.9 (19.6) (1) 152.5 71.2 (24.3) (1) 95.5 Credit derivatives - 8.5 (3) (8.5) - (28.1) (3) 28.1 Amortization of deferred acquisition costs 9.5 - 9.5 6.9 - 6.9 AGMH acquisition-related expenses - - - 2.8 - 2.8 Interest expense 24.7 - 24.7 24.9 - 24.9 Other operating expenses 48.5 - 48.5 47.4 - 47.4 Total expenses 215.6 (11.1) 226.7 153.2 (52.4) 205.6 Income (loss) before income taxes (113.6) (284.0) 170.4 294.5 47.6 246.9 Provision (benefit) for income taxes (55.9) (90.0) (6) 34.1 91.0 16.1 (6) 74.9 Net income (loss) (57.7)$ (194.0)$ 136.3$ 203.5$ 31.5$ 172.0$ 1. Adjustments to eliminate the effects of consolidating financial guaranty VIEs. 2. Adjustments to eliminate realized gains (losses) on investments. 3. Adjustments to eliminate non-economic fair value gains (losses) on credit derivatives and reclassification to revenues and loss expense. 4. Adjustments to eliminate fair value gain (loss) on committed capital securities. 5. Adjustments to eliminate foreign exchange gains (losses) on revaluation of net premiums receivable, reclasses of termination fees on credit derivative contracts and net realized investment gains (losses) on trading portfolio. 6. Tax effect of the above adjustments. Note: Please refer to the endnotes for an explanation of non-GAAP financial measures.

Assured Guaranty Ltd. Net Income (Loss) Reconciliation to Operating Income (in millions) Six Months Ended Six Months Ended June 30, 2011 June 30, 2010 GAAP Income Statement As Reported Less: Operating Income Adjustments Non-GAAP Operating Income Results GAAP Income Statement As Reported Less: Operating Income Adjustments Non-GAAP Operating Income Results Revenues: Net earned premiums 484.0$ (37.4)$ (1) 521.4$ 611.7$ (21.6)$ (1) 633.3$ Net investment income 197.2 (0.7) (1) 197.9 175.2 - 175.2 Net realized investment gains (losses) (2.3) (2.3) (2) - 1.0 1.0 (2) - Net change in fair value of credit derivatives: Realized gains and other settlements 24.6 24.6 - 65.1 65.1 - Net unrealized gains (losses) (319.7) (319.7) - 287.2 287.2 - Credit derivative revenues - (109.4) 109.4 - (106.4) 106.4 Net change in fair value of credit derivatives (295.1) (404.5) (3) 109.4 352.3 245.9 (3) 106.4 Fair value gain (loss) on committed capital securities 1.1 1.1 (4) - 11.3 11.3 (4) - Net change in fair value of financial guaranty VIEs (99.8) (99.8) (1) - (10.1) (10.1) (1) - Other income 71.0 42.8 (5) 28.2 (26.4) (46.8) (5) 20.4 Total revenues 356.1 (500.8) 856.9 1,115.0 179.7 935.3 Expenses: Loss expense: Financial guaranty insurance 105.9 (71.5) (1) 177.4 201.7 (34.3) (1) 236.0 Credit derivatives - 8.4 (3) (8.4) - (104.5) (3) 104.5 Amortization of deferred acquisition costs 16.9 - 16.9 15.1 - 15.1 AGMH acquisition-related expenses - - - 6.8 - 6.8 Interest expense 49.5 - 49.5 50.0 - 50.0 Other operating expenses 105.3 - 105.3 110.0 - 110.0 Total expenses 277.6 (63.1) 340.7 383.6 (138.8) 522.4 Income (loss) before income taxes 78.5 (437.7) 516.2 731.4 318.5 412.9 Provision (benefit) for income taxes 10.8 (120.2) (6) 131.0 205.9 77.6 (6) 128.3 Net income (loss) 67.7$ (317.5)$ 385.2$ 525.5$ 240.9$ 284.6$ 1. Adjustments to eliminate the effects of consolidating financial guaranty VIEs. 2. Adjustments to eliminate realized gains (losses) on investments. 3. Adjustments to eliminate non-economic fair value gains (losses) on credit derivatives and reclassification to revenues and loss expense. 4. Adjustments to eliminate fair value gain (loss) on committed capital securities. 5. Adjustments to eliminate foreign exchange gains (losses) on revaluation of net premiums receivable, reclasses of termination fees on credit derivative contracts and net realized investment gains (losses) on trading portfolio. 6. Tax effect of the above adjustments. Note: Please refer to the endnotes for an explanation of non-GAAP financial measures.

Assured Guaranty Ltd. Consolidated Balance Sheets (unaudited) (in millions) As of : June 30, December 31, 2011 2010 Assets: Investment portfolio: Fixed maturity securities, available-for-sale, at fair value 9,864.2$ 9,415.3$ Short-term investments, at fair value 1,070.4 1,031.6 Other invested assets 252.1 283.0 Total investment portfolio 11,186.7 10,729.9 Cash 159.2 107.2 Premiums receivable, net of ceding commissions payable 1,059.5 1,167.6 Ceded unearned premium reserve 773.3 821.8 Deferred acquisition costs 232.3 239.8 Reinsurance recoverable on unpaid losses 26.0 22.3 Salvage and subrogation recoverable 307.1 1,032.4 Credit derivative assets 603.9 592.9 Deferred tax asset, net 1,012.0 1,224.0 Current income tax receivable 188.0 - Financial guaranty VIE assets, at fair value 3,492.2 3,657.5 Other assets 198.7 199.2 Total assets 19,238.9$ 19,794.6$ Liabilities and shareholders' equity: Liabilities: Unearned premium reserve 6,315.4$ 6,972.9$ Loss and loss adjustment expense reserve 518.1 563.0 Reinsurance balances payable, net 175.9 274.4 Long-term debt 1,046.4 1,052.9 Credit derivative liabilities 2,788.2 2,465.5 Current income tax payable - 93.0 Financial guaranty VIE liabilities with recourse, at fair value 2,755.1 2,927.0 Financial guaranty VIE liabilities without recourse, at fair value 1,282.5 1,337.2 Other liabilities 407.3 309.9 Total liabilities 15,288.9 15,995.8 Shareholders' equity: Common stock 1.8 1.8 Additional paid-in capital 2,590.7 2,585.4 Retained earnings 1,149.9 1,098.9 Accumulated other comprehensive income 205.6 110.7 Deferred equity compensation 2.0 2.0 Total shareholders' equity 3,950.0 3,798.8 Total liabilities and shareholders' equity 19,238.9$ 19,794.6$

Assured Guaranty Ltd. Adjusted Book Value (dollars in millions, except per share amounts) As of : June 30, 2011 December 31, 2010 Total Per share Total Per share Reconciliation of shareholders' equity to adjusted book value: Shareholders' equity 3,950.0$ 21.44$ 3,798.8$ 20.67$ Less after-tax adjustments: Effect of consolidating financial guaranty VIEs (308.6) (1.68) (311.8) (1.70) Non-credit impairment unrealized fair value gains (losses) on credit derivatives (1,035.2) (5.62) (764.8) (4.16) Fair value gains (losses) on committed capital securities 12.9 0.07 12.2 0.07 Unrealized gain (loss) on investment portfolio excluding foreign exchange effect 152.3 0.83 100.1 0.54 Operating shareholders' equity 5,128.6$ 27.84$ 4,763.1$ 25.92$ After-tax adjustments: Less: Deferred acquisition costs 238.2 1.29 248.4 1.35 Plus: Net present value of estimated net future credit derivative revenue 353.3 1.92 424.8 2.31 Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed 3,824.1 20.76 4,059.6 22.09 Adjusted book value 9,067.8$ 49.23$ 8,999.1$ 48.98$ Note: Please refer to the endnotes for an explanation of the non-GAAP financial measures.

Assured Guaranty Ltd.

Claims Paying Resources

(dollars in millions)

	As of June 30, 2011				
	Assured Guaranty Corp.	Assured Guaranty Re Ltd. [1]	Assured Guaranty Municipal Corp.	Eliminations [2]	Consolidated
Claims paying resources					
Policyholders' surplus	$ 1,066	$ 1,165	$ 1,309	$ (300)	$ 3,240
Contingency reserve	574	-	1,741	-	2,315
Qualified statutory capital	**1,640**	**1,165**	**3,050**	**(300)**	**5,555**
Unearned premium reserve	848	1,034	2,255	-	4,137
Loss and loss adjustment expense reserves [3, 4]	482	260	491	-	1,233
Total policyholders' surplus and reserves	**2,970**	**2,459**	**5,796**	**(300)**	**10,925**
Present value of installment premium [4]	431	250	635	-	1,316
Standby line of credit/stop loss	200	200	498	-	898
Total claims paying resources	**$ 3,601**	**$ 2,909**	**$ 6,929**	**$ (300)**	**$ 13,139**
Net par outstanding [5]	$ 110,653	$ 134,030	$ 329,605	$ (1,704)	$ 572,584
Net debt service outstanding [5]	$ 161,460	$ 217,224	$ 496,122	$ (3,950)	$ 870,856
Ratios:					
Net par outstanding to qualified statutory capital	67:1	115:1	108:1		103:1
Capital ratio [6]	98:1	186:1	163:1		157:1
Financial resources ratio [7]	45:1	75:1	72:1		66:1

1. Assured Guaranty Re Ltd. ("AG Re") numbers are the Company's estimate of U.S. statutory.
2. In 2009, Assured Guaranty Corp. ("AGC") issued a $300.0 million note payable to Assured Guaranty Municipal Corp. ("AGM"). Net par and net debt service outstanding eliminations represent second-to-pay policies between Assured Guaranty's insurance subsidiaries.
3. Reserves are reduced by approximately $1.5 billion for benefit related to representation and warranty recoverables.
4. Includes financial guaranty insurance and credit derivatives.
5. Net par outstanding and net debt service outstanding are presented on a statutory basis. Under statutory accounting, such amounts would be reduced both when an outstanding issue is legally defeased (i.e., the rights and interests of bondholders and their lien on pledged revenues or other security are terminated in accordance with bond documentation) and when such issue is economically defeased (i.e., bond documentation does not provide a procedure for termination of such rights, interests and lien other than through payment of all outstanding debt in full; funds are deposited in an escrow account for future payment of the debt; and if the funds deposited prove insufficient to pay the outstanding debt in full, the issuer continues to be legally obligated to make payment on such debt).
6. The capital ratio is calculated by dividing net debt service outstanding by qualified statutory capital.
7. The financial resources ratio is calculated by dividing net debt service outstanding by total claims paying resources.

Page 7

Assured Guaranty Ltd.

New Business Production

(in millions)

	Three Months Ended June 30, 2011	Three Months Ended June 30, 2010	Six Months Ended June 30, 2011	Six Months Ended June 30, 2010
Consolidated new business production analysis:				
PVP				
Public finance - U.S.:				
Primary markets	$ 36.0	$ 72.7	$ 62.7	$ 133.1
Secondary markets	8.8	8.7	16.1	22.6
Public finance - non-U.S.				
Primary markets	-	-	-	-
Secondary markets	-	0.7	-	0.7
Structured finance - U.S.	7.1	5.7	18.4	10.2
Structured finance - non-U.S.	-	2.1	7.2	2.1
Total PVP	**$ 51.9**	**$ 89.9**	**$ 104.4**	**$ 168.7**
Total PVP	$ 51.9	$ 89.9	$ 104.4	$ 168.7
Less: PVP of credit derivatives	-	-	-	-
PVP of financial guaranty insurance	51.9	89.9	104.4	168.7
Less: financial guaranty installment premium PVP	5.9	8.0	24.6	12.5
Total: financial guaranty upfront gross written premiums ("GWP")	46.0	81.9	79.8	156.2
Plus: financial guaranty installment adjustment [1]	(29.0)	9.8	(74.3)	27.6
Total GWP	**$ 17.0**	**$ 91.7**	**$ 5.5**	**$ 183.8**
Consolidated financial guaranty gross par written:				
Public finance - U.S.				
Primary markets	$ 3,292	$ 6,537	$ 5,178	$ 12,353
Secondary markets	356	290	689	662
Public finance - non-U.S.				
Primary markets	-	-	-	-
Secondary markets	-	34	-	34
Structured finance - U.S.	725	1,400	825	2,400
Structured finance - non-U.S.	-	-	-	-
Total	**$ 4,373**	**$ 8,261**	**$ 6,692**	**$ 15,449**

1. Represents present value of new business on installment policies plus GWP adjustment on existing installment deals due to changes in assumptions and any cancellations of assumed reinsurance contracts.

Note: Please refer to the endnotes for an explanation of the non-GAAP financial measures.

Page 8

Assured Guaranty Ltd. Financial Guaranty Gross Par Written (in millions) Financial Guaranty Gross Par Written by Asset Type Three Months Ended Six Months Ended June 30, 2011 June 30, 2011 Sector: Gross Par Written Avg. Rating Gross Par Written Avg. Rating U.S. public finance: General obligation 2,016$ A 3,406$ A- Tax backed 520 A 832 A Municipal utilities 589 A 749 A Transportation 152 A- 324 A- Higher education 124 A 298 A Healthcare 227 A 232 A Other public finance 20 BBB 26 BBB Total U.S. public finance 3,648 A 5,867 A Non-U.S. public finance: Total non-U.S. public finance - - - - Total public finance 3,648$ A 5,867$ A U.S. structured finance: Consumer receivables 700$ Super Senior 700$ Super Senior Insurance securitizations - - 100 A+ Other structure finance 25 A- 25 A- Total U.S. structured finance 725 AAA 825 AAA Non-U.S. structured finance: Total non-U.S. structured finance - - - - Total structured finance 725$ AAA 825$ AAA Total gross par written 4,373$ A+ 6,692$ A Note: Please refer to the Glossary for a description of select types of Internal Ratings, U.S. public finance, non-U.S. public finance, U.S. structured finance and non-U.S. structured finance obligations that the Company insures and reinsures.

Assured Guaranty Ltd.

New Business Production by Quarter

(in millions)

	1Q-10	2Q-10	3Q-10	4Q-10	1Q-11	2Q-11	Six Months 2010	Six Months 2011
PVP:								
Public finance - U.S.								
Primary markets	$ 60.4	$ 72.7	$ 74.7	$ 77.8	$ 26.7	$ 36.0	$ 133.1	$ 62.7
Secondary markets	13.9	8.7	9.8	10.1	7.3	8.8	22.6	16.1
Public finance - non-U.S.								
Primary markets	-	-	-	-	-	-	-	-
Secondary markets	-	0.7	-	-	-	-	0.7	-
Structured finance - U.S.	4.5	5.7	3.7	16.3	11.3	7.1	10.2	18.4
Structured finance - non-U.S.	-	2.1	0.7	0.9	7.2	-	2.1	7.2
Total PVP	**$ 78.8**	**$ 89.9**	**$ 88.9**	**$ 105.1**	**$ 52.5**	**$ 51.9**	**$ 168.7**	**$ 104.4**
Total PVP	$ 78.8	$ 89.9	$ 88.9	$ 105.1	$ 52.5	$ 51.9	$ 168.7	$ 104.4
Less: PVP of credit derivatives	-	-	-	-	-	-	-	-
PVP of financial guaranty insurance	78.8	89.9	88.9	105.1	52.5	51.9	168.7	104.4
Less: financial guaranty installment premium PVP	4.5	8.0	4.9	15.8	18.7	5.9	12.5	24.6
Total: financial guaranty upfront GWP	74.3	81.9	84.0	89.3	33.8	46.0	156.2	79.8
Plus: financial guaranty installment adjustment [1]	17.8	9.8	(6.4)	(128.4)	(45.3)	(29.0)	27.6	(74.3)
Total financial guaranty GWP	92.1	91.7	77.6	(39.1)	(11.5)	17.0	183.8	5.5
Plus: other GWP	-	-	-	-	-	-	-	-
Total GWP	**$ 92.1**	**$ 91.7**	**$ 77.6**	**$ (39.1)**	**$ (11.5)**	**$ 17.0**	**$ 183.8**	**$ 5.5**
Consolidated financial guaranty gross par written[2]:								
Public finance - U.S.								
Primary markets	$ 5,816	$ 6,537	$ 6,785	$ 7,057	$ 1,886	$ 3,292	$ 12,353	$ 5,178
Secondary markets	372	290	441	464	333	356	662	689
Public finance - non-U.S.								
Primary markets	-	-	-	-	-	-	-	-
Secondary markets	-	34	-	-	-	-	34	-
Structured finance - U.S.	1,000	1,400	200	363	100	725	2,400	825
Structured finance - non-U.S.	-	-	-	-	-	-	-	-
Total	**$ 7,188**	**$ 8,261**	**$ 7,426**	**$ 7,884**	**$ 2,319**	**$ 4,373**	**$ 15,449**	**$ 6,692**

1. Represents present value of new business on installment policies plus GWP adjustment on existing installment deals due to changes in assumptions and any cancellations of assumed reinsurance contracts.
2. Includes committed amount including undrawn revolvers.

Note: Please refer to the explanation of the non-GAAP financial measures.

Page 10

Assured Guaranty Ltd.

Available-for-Sale Investment Portfolio and Cash

As of June 30, 2011

(dollars in millions)

	Amortized Cost	Pre-Tax Book Yield	After-Tax Book Yield	Fair Value	Annualized Investment Income[1]
Investment portfolio, available-for-sale:					
Fixed maturity securities:					
U.S. Treasury securities and obligations of U.S. government agencies	$ 497.2	2.75%	2.12%	$ 519.1	$ 13.7
Agency obligations	428.9	3.62%	3.00%	456.2	15.5
Foreign government securities	337.6	3.09%	2.01%	344.7	10.4
Obligations of states and political subdivisions	3,290.3	4.00%	3.77%	3,379.9	131.6
Insured obligations of state and political subdivisions [2]	1,748.4	4.76%	4.51%	1,804.3	83.2
Corporate securities	1,045.7	3.58%	2.95%	1,065.5	37.4
Mortgage-backed securities ("MBS") [3]:					
Residential MBS ("RMBS") [4]	1,355.8	5.34%	4.32%	1,293.7	72.4
Commercial MBS ("CMBS")	498.8	4.17%	3.52%	516.1	20.8
Asset-backed securities [5]	540.4	5.03%	3.50%	560.9	27.2
Total fixed maturity securities	9,743.1	4.23%	3.69%	9,940.4	412.2
Short-term investments	1,070.4	0.10%	0.07%	1,070.4	1.1
Cash[6]	159.2	-	-	159.2	-
Total	**$ 10,972.7**	**3.82%**	**3.33%**	**$ 11,170.0**	**$ 413.3**
Less: financial guaranty VIEs	147.0	8.77%	5.70%	76.2	12.9
Total	**$ 10,825.7**	**3.75%**	**3.30%**	**$ 11,093.8**	**$ 400.4**

Ratings [7]:	Fair Value	% of Portfolio
U.S. Treasury securities and obligations of U.S. government agencies	$ 519.1	5.2%
Agency obligations	456.2	4.6%
AAA/Aaa	3,380.8	34.0%
AA/Aa	3,591.7	36.1%
A/A	1,509.2	15.2%
BBB	38.7	0.4%
Below investment grade ("BIG") [8]	252.0	2.5%
Not rated [8]	192.7	2.0%
Total fixed maturity securities available-for-sale	$ 9,940.4	100.0%
Less: financial guaranty VIEs	76.2	
Total fixed maturity securities available-for-sale	$ 9,864.2	

Duration of available-for-sale investment portfolio (in years):	**4.9**
Average ratings of available-for-sale investment portfolio	**AA**

1. Represents annualized investment income based on amortized cost and pre-tax book yields.
2. Reflects obligations of state and local political subdivisions that have been insured by other financial guarantors. The underlying ratings of these bonds, after giving effect to the lower of the rating assigned by Standard & Poor's Rating Services ("S&P") or Moody's Investors Service, Inc. ("Moody's") average AA-. Includes $322.6 million insured by AGC and AGM.
3. Contains no U.S. subprime RMBS.
4. Includes investments purchased for loss mitigation purposes.
5. Contains no collateralized debt obligations ("CDOs") of asset-backed securities ("ABS").
6. Represents operating cash and is not included in yield calculations.
7. Ratings are represented by the lower of the Moody's and S&P classifications except for bonds purchased for loss mitigation or risk management strategies which use internal ratings classifications.
8. Included in the investment portfolio are securities purchased or obtained as part of loss mitigation or other risk management strategies of $1,276.2 million in par with carrying value of $437.7 million.

Page 11

Assured Guaranty Ltd.

Estimated Net Exposure Amortization [1] and Estimated Future Net Premium and Credit Derivative Revenues

(in millions)

	Estimated Net Debt Service Amortization	Estimated Ending Net Debt Service Outstanding	Financial Guaranty Insurance [2]: Expected PV Net Earned Premiums	Financial Guaranty Insurance [2]: Accretion of Discount	Financial Guaranty Insurance [2]: Future Net Premiums Earned	Future Credit Derivative Revenues [3]	Total
2011 (as of June 30)		$ 886,768					
2011 (July 1 - December 31)	$ 35,558	851,210	$ 347.9	$ 15.4	$ 363.3	$ 76.0	$ 439.3
2012	66,937	784,273	574.7	28.7	603.4	131.0	734.4
2013	61,738	722,535	480.5	26.5	507.0	101.9	608.9
2014	63,682	658,853	424.1	24.6	448.7	72.0	520.7
2015	52,477	606,376	374.9	22.8	397.7	49.8	447.5
2011-2015	280,392	606,376	2,202.1	118.0	2,320.1	430.7	2,750.8
2016-2020	197,463	408,913	1,408.3	91.0	1,499.3	124.9	1,624.2
2021-2025	155,538	253,375	886.0	61.0	947.0	61.2	1,008.2
2026-2030	108,054	145,321	543.2	38.5	581.7	43.8	625.5
After 2030	145,321	-	581.9	32.9	614.8	51.2	666.0
Total	**$ 886,768**		**$ 5,621.5**	**$ 341.4**	**$ 5,962.9**	**$ 711.8**	**$ 6,674.7**

1. Represents the future expected amortization of current debt service outstanding (principal and interest), assuming no advance refundings, as of June 30, 2011. Actual amortization differs from expected maturities because borrowers may have the right to call or prepay guaranteed obligations and because of management's assumptions on structured finance amortization.

2. See page 14 for "Present Value of Financial Guaranty Insurance Net Expected Loss to be Expensed."

3. Excludes contracts with credit impairment.

Page 12

Assured Guaranty Ltd.

Expected Amortization of Net Par Outstanding

(in millions)

Structured Finance

	Estimated Net Par Amortization					
	U.S. and Non-U.S. Pooled Corporate	U.S. RMBS	Financial Products [1]	Other Structured Finance	Total	Estimated Ending Net Par Outstanding
2011 (as of June 30)						$ 132,696
2011 (July 1 - December 31)	$ 6,509	$ 2,549	$ 169	$ 2,280	$ 11,507	121,189
2012	12,801	4,150	1,058	3,817	21,826	99,363
2013	14,533	3,167	822	1,662	20,184	79,179
2014	18,818	2,265	630	2,045	23,758	55,421
2015	9,342	1,907	341	2,974	14,564	40,857
2011-2015	62,003	14,038	3,020	12,778	91,839	40,857
2016-2020	13,726	5,305	466	3,513	23,010	17,847
2021-2025	2,349	2,211	601	1,881	7,042	10,805
2026-2030	441	800	570	510	2,321	8,484
After 2030	3,303	912	1,257	3,012	8,484	-
Total structured finance	**$ 81,822**	**$ 23,266**	**$ 5,914**	**$ 21,694**	**$ 132,696**	

Public Finance

	Estimated Net Par Amortization	Estimated Ending Net Par Outstanding
2011 (as of June 30)		$ 454,500
2011 (July 1 - December 31)	$ 11,830	442,670
2012	22,219	420,451
2013	20,070	400,381
2014	19,808	380,573
2015	19,046	361,527
2011-2015	92,973	361,527
2016-2020	95,751	265,776
2021-2025	93,244	172,532
2026-2030	71,053	101,479
After 2030	101,479	-
Total public finance	**$ 454,500**	

Net par outstanding (end of period):

	1Q-10	2Q-10	3Q-10	4Q-10	1Q-11	2Q-11
Public finance - U.S.	$ 430,112	$ 429,874	$ 426,584	$ 426,996	$ 417,367	$ 413,274
Public finance - non-U.S.	41,406	39,573	42,125	40,743	41,828	41,226
Structured finance - U.S.	133,544	125,955	125,679	118,756	113,108	103,978
Structured finance - non-U.S.	34,403	32,112	33,684	30,636	29,984	28,718
Total	**$ 639,465**	**$ 627,514**	**$ 628,072**	**$ 617,131**	**$ 602,287**	**$ 587,196**

1. See Glossary for description of financial products.

Page 13

Assured Guaranty Ltd.

Present Value ("PV") of Financial Guaranty Insurance Net Expected Loss to be Expensed
As of June 30, 2011
(in millions)

	Net Expected Loss to be Expensed [1]	
	Operating [2]	GAAP [2]
2011 (July 1 - September 30)	$ 60.2	$ 51.1
2011 (October 1 - December 31)	48.6	40.4
2012	134.9	109.2
2013	87.1	64.5
2014	67.4	47.3
2015	57.6	37.6
2011-2015	455.8	350.1
2016-2020	186.7	121.5
2021-2025	90.3	65.9
2026-2030	60.7	33.2
After 2030	55.9	18.4
Total expected PV of net expected loss to be expensed	**849.4**	**589.1**
Discount	453.3	442.1
Total future value	**$ 1,302.7**	**$ 1,031.2**

1. The expected present value of net loss to be expensed is discounted by weighted-average risk free rates ranging from 0.0% to 5.0%.
2. Operating income includes net expected loss to be expensed on consolidated VIEs. Losses on consolidated VIEs are eliminated for GAAP.

Page 14

Assured Guaranty Ltd.

Financial Guaranty Profile (1 of 3)

(in millions)

Net Par Outstanding and Average Rating by Asset Type

	June 30, 2011		December 31, 2010	
	Net Par Outstanding	Avg. Rating	Net Par Outstanding	Avg. Rating
U.S. public finance:				
General obligation	$ 176,157	A+	$ 181,799	A+
Tax backed	80,770	A+	83,403	A+
Municipal utilities	67,777	A	70,066	A
Transportation	36,061	A	36,973	A
Healthcare	20,342	A	21,592	A
Higher education	15,548	A+	15,687	A+
Housing	6,146	AA-	6,562	AA-
Infrastructure finance	4,170	BBB+	4,092	BBB+
Investor-owned utilities	1,217	A-	1,505	A-
Other public finance	5,086	A-	5,317	A-
Total U.S. public finance	413,274	A+	426,996	A+
Non-U.S. public finance:				
Infrastructure finance	16,107	BBB	15,973	BBB
Regulated utilities	13,884	BBB+	13,978	BBB+
Pooled infrastructure	3,569	AA	3,432	AA
Other public finance	7,666	A+	7,360	AA-
Total non-U.S. public finance	41,226	A-	40,743	A-
Total public finance	**$ 454,500**	**A**	**$ 467,739**	**A**
U.S. structured finance:				
Pooled corporate obligations	$ 59,746	AAA	$ 67,384	AAA
RMBS	23,266	BB	25,130	BB
CMBS and other commercial real estate related exposures	4,888	AAA	7,084	AAA
Financial products	5,914	AA-	6,831	AA-
Consumer receivables	5,057	A+	6,073	AA-
Commercial receivables	1,904	BBB+	2,139	BBB+
Insurance securitizations	1,643	A+	1,584	A+
Structured credit	434	B	1,729	BBB
Other structured finance	1,126	A-	802	A-
Total U.S. structured finance	103,978	AA-	118,756	AA-
Non-U.S. structured finance:				
Pooled corporate obligations	22,076	AAA	22,610	AAA
RMBS	2,609	AA	3,394	AA+
Commercial receivables	1,372	A-	1,729	A-
Structured credit	1,130	BBB	1,267	BBB
Insurance securitizations	964	CCC-	964	CCC-
CMBS and other commercial real estate related exposures	188	AAA	251	AAA
Other structured finance	379	Super Senior	421	Super Senior
Total non-U.S. structured finance	28,718	AA+	30,636	AA+
Total structured finance	**$ 132,696**	**AA-**	**$ 149,392**	**AA**
Total net par outstanding	**$ 587,196**	**A+**	**$ 617,131**	**A+**

Note: Please refer to the Glossary for a description of select types of internal rating, financial products, U.S. public finance, non-U.S. public finance, U.S. structured finance and non-U.S. structured finance obligations that the Company insures and reinsures.

Page 15

Assured Guaranty Ltd.

Financial Guaranty Profile (2 of 3)
As of June 30, 2011
(dollars in millions)

Distribution by Ratings of Financial Guaranty Portfolio

	Public Finance - U.S.		Public Finance - Non-U.S.		Structured Finance - U.S.		Structured Finance - Non-U.S.		Consolidated	
Ratings:	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%
Super senior	$ -	0.0%	$ 1,507	3.7%	$ 19,957	19.2%	$ 7,683	26.8%	$ 29,147	5.0%
AAA	5,078	1.2%	1,379	3.3%	38,175	36.7%	12,722	44.3%	57,354	9.8%
AA	151,571	36.7%	1,145	2.8%	14,236	13.7%	1,606	5.6%	168,558	28.7%
A	211,736	51.2%	12,517	30.4%	5,721	5.5%	1,610	5.6%	231,584	39.4%
BBB	41,939	10.2%	22,318	54.1%	5,248	5.0%	3,273	11.3%	72,778	12.4%
BIG	2,950	0.7%	2,360	5.7%	20,641	19.9%	1,824	6.4%	27,775	4.7%
Total net par outstanding	**$ 413,274**	**100.0%**	**$ 41,226**	**100.0%**	**$ 103,978**	**100.0%**	**$ 28,718**	**100.0%**	**$ 587,196**	**100.0%**

Note: Please refer to the Gloassary for a description of ratings.

Page 16

Assured Guaranty Ltd. Financial Guaranty Profile (3 of 3) As of June 30, 2011 (dollars in millions) Geographic Distribution of Financial Guaranty Portfolio U.S.: Net Par Public finance: Outstanding % of Total California 59,272$ 10.1% New York 33,562 5.7% Pennsylvania 30,822 5.2% Texas 30,232 5.2% Florida 25,973 4.4% Illinois 25,698 4.4% New Jersey 17,540 3.0% Michigan 16,091 2.7% Massachusetts 11,801 2.0% Other states 162,283 27.7% Total public finance 413,274 70.4% Structured finance (multiple states) 103,978 17.7% Total U.S. 517,252 88.1% Non-U.S.: United Kingdom 25,823 4.4% Australia 9,007 1.5% Canada 4,354 0.7% France 2,740 0.5% Italy 2,389 0.4% Other 25,631 4.4% Total non-U.S. 69,944 11.9% Total net par outstanding 587,196$ 100.0%

Assured Guaranty Ltd.

Direct Pooled Corporate Obligations Profile
As of June 30, 2011
(dollars in millions)

Distribution of Direct Pooled Corporate Obligations by Ratings

Ratings:	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement
Super Senior	$ 22,553	28.1%	31.2%	29.8%
AAA	45,490	56.6%	28.3%	29.0%
AA	4,806	6.0%	43.5%	39.1%
A	545	0.7%	47.0%	40.3%
BBB	2,894	3.6%	34.7%	28.4%
BIG	4,102	5.0%	38.7%	19.2%
Total exposures	**$ 80,390**	**100.0%**	**30.9%**	**29.4%**

Distribution of Direct Pooled Corporate Obligations by Asset Class

Asset class:	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement	Avg. Rating
CBOs/CLOs	$ 46,438	57.8%	31.3%	30.9%	AAA
Synthetic investment grade pooled corporates	14,496	18.0%	19.4%	18.0%	AAA
Synthetic high yield pooled corporates	6,600	8.2%	39.6%	34.6%	AAA
Market value CDOs of corporates	5,238	6.5%	33.0%	41.4%	AAA
Trust preferred [1]					
Banks and insurance	3,410	4.2%	46.9%	32.8%	BBB-
U.S. mortgage and real estate investment trusts	2,328	2.9%	50.0%	31.9%	BB
European mortgage and real estate investment trusts	988	1.2%	36.7%	33.8%	BBB-
Other pooled corporates	892	1.2%	24.7%	9.7%	BBB-
Total exposures	**$ 80,390**	**100.0%**	**30.9%**	**29.4%**	**AAA**

1. Prior to fourth quarter 2010, the ratio of average current credit enhancement for Trust Preferred Pooled Corporate Obligations was based on the value of the collateral as reported by the trustees, which for non-performing or low-rated collateral varied by transaction in accordance with the individual transaction documents. Beginning fourth quarter 2010, Assured Guaranty has made the measure consistent across transactions, assigning a value of 100% of the par to all performing securities, applying a standard haircut for restructured performing collateral, assigning recovery assumptions for defaulted collateral by collateral type, and making additional negative adjustments for transactions where the notional amount of interest rate hedges materially exceeds the amount of performing collateral requiring hedges.

Note: Please refer to the Glossary for a description of ratings, average credit enhancement and CBOs/CLOs.

Page 18

Assured Guaranty Ltd.

Consolidated U.S. RMBS Profile
As of June 30, 2011
(dollars in millions)

Distribution of U.S. RMBS by Rating and Type of Exposure

Ratings:	Prime First Lien	Closed End Seconds	HELOC	Alt-A First Lien	Option ARMs	Subprime First Lien	Net Interest Margin	Total Net Par Outstanding
AAA	$ 8	$ 0	$ 402	$ 89	$ -	$ 2,053	$ -	$ 2,552
AA	22	28	240	263	26	1,899	0	2,477
A	17	1	23	39	111	1,157	-	1,347
BBB	131	-	12	329	110	450	0	1,033
BIG	608	1,058	3,604	5,011	2,562	2,967	46	15,857
Total exposures	$ 786	$ 1,087	$ 4,281	$ 5,731	$ 2,809	$ 8,526	$ 46	$ 23,266

Distribution of U.S. RMBS by Year Insured [1] and Type of Exposure

Year insured:	Prime First Lien	Closed End Seconds	HELOC	Alt-A First Lien	Option ARMs	Subprime First Lien	Net Interest Margin	Total Net Par Outstanding
2004 and prior	$ 48	$ 1	$ 324	$ 123	$ 47	$ 1,566	$ 0	$ 2,109
2005	179	-	953	661	130	342	0	2,265
2006	130	451	1,296	452	683	3,626	0	6,638
2007	429	634	1,708	2,896	1,849	2,895	46	10,457
2008	-	-	-	1,599	101	98	-	1,797
Total exposures	$ 786	$ 1,087	$ 4,281	$ 5,731	$ 2,809	$ 8,526	$ 46	$ 23,266

Distribution of U.S. RMBS by Rating and Year Insured

Year insured:	AAA Rated	AA Rated	A Rated	BBB Rated	BIG Rated	Total
2004 and prior	$ 1,380	$ 105	$ 104	$ 154	$ 365	$ 2,109
2005	146	150	40	96	1,833	2,265
2006	730	1,663	1,065	210	2,969	6,638
2007	278	411	38	572	9,159	10,457
2008	17	148	101	-	1,531	1,797
Total exposures	$ 2,552	$ 2,477	$ 1,347	$ 1,033	$ 15,857	$ 23,266
% of total	11.0%	10.6%	5.8%	4.4%	68.2%	100.0%

1. Assured Guaranty has not insured any U.S. RMBS transactions since 2008.

Note: Please refer to the Glossary for a description of ratings, prime first lien and HELOC.

Page 19

Assured Guaranty Ltd.

Direct U.S. RMBS Profile (1 of 2)
As of June 30, 2011
(dollars in millions)

Distribution of Direct U.S. RMBS Insured January 1, 2005 or Later by Exposure Type, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies

U.S. Prime First Lien

Year insured:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$ 175	45.2%	5.3%	1.2%	9.4%	6
2006	130	61.5%	8.3%	0.0%	16.2%	1
2007	429	57.1%	9.5%	3.2%	15.4%	1
2008	-	-	-	-	-	-
	$ 735	55.1%	8.3%	2.1%	14.1%	8

U.S. Closed End Seconds

Year insured:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$ -	-	-	-	-	-
2006	440	17.4%	-	59.0%	11.1%	2
2007	634	21.2%	-	64.5%	10.5%	10
2008	-	-	-	-	-	-
	$ 1,074	19.7%	-	62.3%	10.7%	12

U.S. HELOC

Year insured:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$ 900	19.0%	2.7%	14.3%	12.0%	6
2006	1,273	30.9%	2.1%	31.9%	10.6%	7
2007	1,708	45.9%	3.2%	28.0%	6.1%	9
2008	-	-	-	-	-	-
	$ 3,881	34.8%	2.7%	26.1%	9.0%	22

U.S. Alt-A First Lien

Year insured:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$ 659	37.2%	10.6%	5.4%	18.6%	21
2006	452	43.9%	0.0%	15.5%	37.1%	7
2007	2,896	55.3%	5.7%	11.1%	32.7%	12
2008	1,599	51.7%	24.3%	11.0%	30.5%	5
	$ 5,606	51.2%	11.1%	10.8%	30.8%	45

Note: Please refer to the Glossary for a description of net par outstanding, average pool factor, subordination, cumulative losses, 60+ days delinquencies, and U.S. prime first lien.

Page 20

Assured Guaranty Ltd.

Direct U.S. RMBS Profile (2 of 2)

As of June 30, 2011

(dollars in millions)

Distribution of Direct U.S. RMBS Insured January 1, 2005 or Later by Exposure Type, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies

U.S. Option ARMs

Year insured:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$ 121	26.7%	8.4%	8.7%	38.4%	4
2006	677	51.1%	3.2%	12.8%	53.2%	7
2007	1,849	55.4%	4.2%	13.9%	40.8%	11
2008	101	58.0%	49.3%	9.5%	37.6%	1
	$ 2,747	53.2%	5.8%	13.2%	43.6%	23

U.S. Subprime First Lien

Year insured:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$ 333	35.7%	45.3%	5.7%	39.7%	7
2006	3,619	23.9%	61.6%	15.1%	38.6%	4
2007	2,895	55.6%	24.7%	15.8%	47.3%	13
2008	81	67.9%	30.5%	10.1%	25.9%	1
	$ 6,927	38.2%	45.0%	14.9%	42.1%	25

Note: Please refer to the Glossary for a description of net par outstanding, average pool factor, subordination, cumulative losses, and 60+ days delinquencies.

Page 21

Assured Guaranty Ltd.

Direct U.S. Commercial Real Estate Profile
As of June 30, 2011
(dollars in millions)

Distribution of Direct U.S. CMBS Insured January 1, 2005 or Later by Exposure Type, Internal Rating, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies

U.S. CMBS

Rating:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
Super senior	$ 3,226	84.3%	35.4%	1.2%	7.7%	149
AAA	197	76.6%	26.4%	1.0%	10.9%	10
AA	-	-	-	-	-	-
A	191	55.0%	13.7%	1.4%	4.6%	1
BBB	-	-	-	-	-	-
BIG	-	-	-	-	-	-
Total exposures	**$ 3,614**	**82.3%**	**33.7%**	**1.2%**	**7.7%**	**160**

CDOs of U.S. Commercial Real Estate and CMBS[1]

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement
CDOs of commercial real estate	$ 664	74.6%	49.8%	51.6%
CDOs of CMBS[2]	226	25.4%	31.6%	59.0%
Total exposures	**$ 890**	**100.0%**	**45.1%**	**53.4%**

1. Represents other U.S. Commercial Real Estate not included in the table above.
2. Relates to vintages 2003 and prior.

Page 22

Assured Guaranty Ltd. Direct U.S. Consumer Receivables Profile As of June 30, 2011 (dollars in millions) Distribution of Direct U.S. Consumer Receivables by Rating Rating: Credit Cards Student Loans Manufactured Housing Auto Total Net Par Outstanding Super senior 400$ -$ -$ 700$ 1,100$ AAA - 392 - 8 400 AA - - 72 810 882 A - - - 449 449 BBB - 869 43 55 967 BIG - - 153 - 153 Total exposures 400$ 1,261$ 268$ 2,022$ 3,951$ Average rating Super Senior A BBB AA+ AA Avg. initial credit enhancement 62.2% 7.2% 27.5% 29.2% 25.4% Avg. current credit enhancement 62.2% 10.4% 25.7% 44.9% 34.4% Note: Please refer to the Glossary for a description of ratings and average credit enhancement.

Assured Guaranty Ltd. Below Investment Grade Exposures (1 of 5) (in millions) BIG Exposures by Asset Exposure Type BIG Net Par Outstanding 1 June 30, 2011 December 31, 2010 U.S. public finance: General obligation 734$ 882$ Municipal utilities 604 541 Tax backed 443 430 Healthcare 267 333 Transportation 160 162 Infrastructure finance 61 61 Higher education 21 21 Housing 1 8 Other public finance 659 721 Total U.S. public finance 2,950 3,159 Non-U.S. public finance: Infrastructure finance 1,920 1,506 Regulated utilities 9 289 Other public finance 431 - Total non-U.S. public finance 2,360 1,795 Total public finance 5,310$ 4,954$ U.S. structured finance: RMBS 15,857$ 16,355$ Pooled corporate obligations 3,521 2,976 Consumer receivables 483 425 Structured credit 335 399 Commercial receivables 282 240 Other structured finance 163 163 Total U.S. structured finance 20,641 20,558 Non-U.S. structured finance: Insurance securitizations 923 923 Pooled corporate obligations 885 355 Commercial receivables 16 16 Total non-U.S. structured finance 1,824 1,294 Total structured finance 22,465$ 21,852$ Total BIG net par outstanding 27,775$ 26,806$ 1. Securities purchased for loss mitigation purposes represented $1,029.3 million and $489.3 million of gross par outstanding as of June 30, 2011 and December 31, 2010, respectively. In addition, under the terms of certain credit derivative contracts, the Company has obtained the underlying collateral of transactions and recorded it in invested assets in the consolidated balance sheets. Such amounts totaled $246.9 million and $251.8 million in gross par outstanding as of June 30, 2011 and December 31, 2010, respectively. Note: Please refer to the Glossary for a description of select types of U.S. public finance, non-U.S. public finance, U.S. structured finance and non-U.S. structured finance obligations that the Company insures and reinsures.

Assured Guaranty Ltd.

Below Investment Grade Exposures (2 of 5)

(in millions)

Net Par Outstanding by BIG Category [1]

	Financial Guaranty Insurance and Credit Derivatives Surveillance Categories	
	June 30, 2011 [2]	**December 31, 2010 [2]**
Category 1		
U.S. public finance	$ 1,881	$ 1,958
Non-U.S. public finance	2,360	1,794
U.S. structured finance	5,058	4,717
Non-U.S. structured finance	808	293
Total Category 1	10,107	8,762
Category 2		
U.S. public finance	204	282
Non-U.S. public finance	-	1
U.S. structured finance	7,593	8,818
Non-U.S. structured finance	18	2
Total Category 2	7,815	9,103
Category 3		
U.S. public finance	865	919
Non-U.S. public finance	-	-
U.S. structured finance	7,990	7,023
Non-U.S. structured finance	998	999
Total Category 3	9,853	8,941
BIG Total	**$ 27,775**	**$ 26,806**

1. Assured Guaranty's surveillance department is responsible for monitoring our portfolio of credits and maintains a list of BIG credits. During the fourth quarter of 2010 the Company revised the definitions of the three BIG surveillance categories to more closely track its view of whether a transaction is expected to experience a loss, without regard to whether the probability weighted expected loss exceeded the unearned premium reserve. While the revisions resulted in a number of transactions moving between BIG categories, the Company estimates that the revisions had a relatively small impact on the totals in each category. BIG Category 1: Below investment grade transactions showing sufficient deterioration to make lifetime losses possible, but for which none are currently expected. Transactions on which claims have been paid but are expected to be fully reimbursed (other than investment grade transactions on which only liquidity claims have been paid) are in this category. BIG Category 2: Below investment grade transactions for which lifetime losses are expected but for which no claims (other than liquidity claims) have yet been paid. BIG Category 3: Below investment grade transactions for which lifetime losses are expected and on which claims (other than liquidity claims) have been paid. Transactions remain in this category when claims have been paid and only a recoverable remains.

2. Securities purchased for loss mitigation purposes represented $1,029.3 million and $489.3 million of gross par outstanding as of June 30, 2011 and December 31, 2010, respectively. In addition, under the terms of certain credit derivative contracts, the Company has obtained the underlying collateral of transactions and recorded it in invested assets in the consolidated balance sheets. Such amounts totaled $246.9 million and $251.8 million in gross par outstanding as of June 30, 2011 and December 31, 2010, respectively.

Page 25

Assured Guaranty Ltd.

Below Investment Grade Exposures (3 of 5)

As of June 30, 2011

(dollars in millions)

Public Finance BIG Exposures Greater Than $50 Million

Name or description		Net Par Outstanding	Internal Rating
U.S. public finance:			
Jefferson County Alabama Sewer	$	496	D
Detroit (City of) Michigan		385	BB
Jefferson County Alabama School Sales Tax Limited Obligation		176	BB
San Joaquin Hills California Transportation		160	BB
Guaranteed Student Loan Transaction		158	B
Detroit (City of) School District Michigan		152	BB
Guaranteed Student Loan Transaction		136	CCC
St. Barnabas Health System - New Jersey		133	BB
Orlando Tourist Development Tax - Florida		118	BB+
Mashantucket Pequot Tribe, Connecticut		107	B
Harrisburg (City of) Pennsylvania General Obligation		93	B-
Puerto Rico Public Finance Corporation - Commonwealth Appropriation		88	BB+
Xenia Rural Water District, Iowa		82	B
Guaranteed Student Loan Transaction		74	B
Guaranteed Student Loan Transaction		60	B
Total	**$**	**2,418**	
Non-U.S. public finance:			
Reliance Rail Financial Pty. Limited		717	BB
M6 Duna Autopalya Koncesszios Zartkoruen Mukodo Reszvenytarsasag		477	BB+
Cross City Tunnel Motorway Finance Limited		319	BB
Hellenic Republic		315	B
Aeroporti Di Roma (ADR) Romulus Finance S.R.L. (Rome Airport)		273	BB
Alte Liebe I Limited (Wind Farm)		108	BB
Metropolitano de Porto Lease and Sublease of Railroad Equipment		57	BB+
Total	**$**	**2,266**	
Total	**$**	**4,684**	

Note: Please refer to the Glossary for a description of ratings.

Page 26

Assured Guaranty Ltd. Below Investment Grade Exposures (4 of 5) As of June 30, 2011 (dollars in millions) Structured Finance BIG Exposures Greater Than $50 Million Net Par Internal Current Credit 60+ Day Name or description Outstanding Rating Enhancement Delinquencies U.S. structured finance: U.S. RMBS: Deutsche Alt-A Securities Mortgage Loan 2007-2 841$ CCC 0.0% 29.3% MABS 2007-NCW 569 B 31.7% 64.8% Countrywide HELOC 2006-I 478 CCC 0.0% 7.6% MASTR 2007-3 452 CCC 0.0% 54.6% Private Residential Mortgage Transaction 430 B 18.8% 30.7% Mortgage IT Securities Corp. Mortgage Loan 2007-2 429 B 9.5% 15.4% Private Residential Mortgage Transaction 427 BB 20.3% 29.4% Countrywide HELOC 2006-F (includes $33.7 million repurchased) 1 395 CCC 0.0% 17.9% Deutsche Alt-A Securities Mortgage Loan 2007-3 385 B 4.9% 22.7% Private Residential Mortgage Transaction 383 CCC 21.6% 32.3% Option One 2007-FXD2 380 CCC 16.4% 31.2% Private Residential Mortgage Transaction 374 BB 19.8% 27.4% CWALT Alternative Loan Trust 2007-HY9 346 B 4.9% 46.4% Private Residential Mortgage Transaction 345 CCC 11.2% 35.0% Nomura Asset Accept. Corp. 2007-1 (includes $0.8 million repurchased) 1 340 CCC 0.0% 37.5% AAA Trust 2007-2 309 CCC 30.1% 43.8% Harborview 2006-12 303 B 7.2% 59.7% Countrywide Home Equity Loan Trust 2007-D 296 CCC 0.0% 8.3% Countrywide Home Equity Loan Trust 2005-J 296 CCC 0.0% 17.0% Countrywide HELOC 2005-D 279 CCC 0.0% 12.3% Countrywide 2007-13 264 B 30.6% 56.2% Countrywide HELOC 2007-A (includes $23.0 million repurchased) 1 250 CCC 0.0% 7.8% Terwin Mortgage Trust 2006-12SL (includes $257.5 million repurchased) 1 249 B 0.0% 12.2% GMACM 2004-HE3 223 CCC 0.0% 3.7% MARM 2007-1 (FKA MASTR 2007-OA1) (includes $1.1 million repurchased) 1 223 CCC 0.0% 34.0% Countrywide HELOC 2007-B 221 CCC 0.0% 6.3% CWABS 2007-4 220 B 20.9% 44.9% Private Residential Mortgage Transaction 220 BB 28.5% 35.0% Terwin Mortgage Trust 2007-1SL (includes $197.4 million repurchased) 1 204 B 0.0% 10.5% FHABS 2007-HE1 HELOC 192 BB 0.0% 3.2% Terwin Mortgage Trust 2006-10SL (includes $96.3 million repurchased) 1 192 CCC 0.0% 9.6% Soundview 2007-WMC1 191 CCC 7.5% 70.2% Indymac 2007-H1 HELOC 180 CCC 0.0% 8.7% Harborview 2007-1 175 CCC 10.6% 59.8% FHABS 2006-HE2 HELOC 169 BB 0.0% 4.9% Harborview 2006-1 160 CCC 0.0% 62.3% New Century 2005-A 160 B 20.5% 33.4% Renaissance (DELTA) 2007-3 147 CCC 21.2% 33.5% CSAB 2006-3 134 CCC 0.0% 44.0% Countrywide HELOC 2005-C 131 CCC 0.0% 11.3% CWALT 2007-OA10 (includes $40.5 million repurchased) 1 125 CCC 10.5% 51.2% Lehman Excess Trust 2007-16N 118 CCC 5.9% 44.6% Taylor Bean & Whitaker 2007-2 (includes $28.9 million repurchased) 1 102 CCC 0.0% 27.2% Flagstar HELOC 2005-1 99 BB 21.2% 4.8% Flagstar HELOC 2006-2 99 CCC 23.5% 6.6% ACE Home Equity Loan Trust 2007-SL3 91 BB 0.0% 7.8% American Home Mortgage Assets Trust 2007-4 91 CCC 0.0% 33.7% Deutsche Alt-B 2006-AB1 88 CCC 0.0% 27.3% Harborview 2006-10 88 CCC 0.0% 27.3% CSAB 2006-2 (includes $11.5 million repurchased) 1 87 CCC 0.0% 37.5% NAAC 2007-S2 84 CCC 0.0% 12.0% Soundview Home Loan Trust 2008-1 81 BB 30.5% 25.9% MASTR Asset Backed Securities Trust 2005-NC2 80 CCC 10.7% 34.4% Private Residential Mortgage Transaction 80 B 24.1% 31.7% Countrywide ALT-A 2005-22T 76 B 5.8% 27.0% IndyMac IMSC Mortgage Loan Trust 2007-HOA1 73 CCC 0.0% 36.3% Terwin Mortgage Trust 2005-16HE 66 B 6.2% 25.4% CSMC 2007-3 66 CCC 0.0% 32.1% Countrywide HELOC 2006-H (includes $13.4 million repurchased) 1 65 CCC 0.0% 17.3% ACE 2007-SL1 62 BB 0.0% 11.7% Terwin Mortgage Trust 2007-6ALT (includes $30.2 million repurchased) 1 61 CCC 0.0% 52.7% CSAB Mortgage-Backed Trust 2007-1 (includes $11.3 million repurchased) 1 57 CCC 0.0% 32.9% Terwin Mortgage Trust 2005-14HE 52 B 7.0% 21.7% Deutsche Alt-B 2006-AB4 50 CCC 0.0% 33.2% ACE 2006-GP1 50 CCC 0.0% 19.1% Total U.S. RMBS 13,953$ 1. Represents amounts of gross par which were purchased or obtained as part of loss mitigation strategies and recorded as part of the investment portfolio. Note: Please refer to the Glossary for a description of ratings and 60+ day delinquencies.

Assured Guaranty Ltd.

Below Investment Grade Exposures (5 of 5)
As of June 30, 2011
(dollars in millions)

Structured Finance BIG Exposures Greater Than $50 Million (continued)

Name or description	Net Par Outstanding		Internal Rating	Current Credit Enhancement
U.S. structured finance:				
Other:				
Taberna Preferred Funding IV, Ltd	$	292	CCC	24.5%
Taberna Preferred Funding III, Ltd		287	CCC	15.4%
Alesco Preferred Funding XVI, Ltd		257	B	7.3%
Taberna Preferred Funding II, Ltd		233	CCC	21.6%
Attentus CDO I, Ltd		227	BB	31.8%
Trapeza CDO XI		217	BB-	28.3%
Weinstein Film Securitization		207	CCC	N/A
Alesco Preferred Funding XVII, Ltd		203	B	16.2%
Attentus CDO II, Ltd		189	BB	28.1%
Trapeza CDO X, Ltd		165	BB-	29.0%
Taberna Preferred Funding VI, Ltd		152	CCC	21.8%
Alesco Preferred Funding VI		149	BB+	30.1%
Preferred Term Securities XIX, Ltd		148	BB+	32.7%
US Capital Funding IV, LTD		147	B-	17.0%
NRG PEAKER (includes $231.1 million repurchased) [1 2]		143	CCC	N/A
GlenEagles Funding LTD (1st issue)		137	BB	N/A
Alesco Preferred Funding V		130	BB+	34.2%
Private Student Loan Transaction		123	CCC	N/A
Preferred Term Securities XVI, Ltd		120	B	20.6%
Synthetic High Yield Pooled Corporate CDO		113	CCC	7.7%
Private Student Loan Transaction		99	CCC	N/A
Conseco Finance Manufactured Housing Series 2001-2		91	BB	16.3%
Greenpoint 2000-4		68	BB	11.3%
Private Other Non-Municipal Transaction		65	CCC	N/A
America West Airlines EETC		63	BB	N/A
CAPCO - Excess SIPC Excess of Loss Reinsurance		63	BB	N/A
Preferred Term Securities XVIII, Ltd		60	BB	33.9%
Preferred Term Securities XVII, Ltd		56	BB+	29.4%
Preferred Term Securities XX, Ltd		53	BB	28.0%
Private Consumer Receivable Transaction		51	BB	N/A
Total other	**$**	**4,308**		
Total	**$**	**18,261**		
Non-U.S. structured finance:				
Ballantyne Re, PLC (includes $106.4 million repurchased) [1]	$	500	CC	N/A
Orkney Re II, Plc		423	CCC	N/A
GlenEagles Funding LTD		224	BB	N/A
Private Pooled Corporate Transaction		82	BB	N/A
Private Pooled Corporate Transaction		80	BB	N/A
Private Pooled Corporate Transaction		77	BB	N/A
Synthetic High Yield Pooled Corporate CDO		76	CCC	7.7%
Private Pooled Corporate Transaction		64	BB	N/A
Private Pooled Corporate Transaction		56	BB	N/A
Total	**$**	**1,582**		
Total	**$**	**19,843**		

1. Represents amounts of gross par which were purchased or obtained as part of loss mitigation strategies and recorded as part of the investment portfolio.
2. Net par shown is net of $96 million of ceded par. The Company owns 100% of the collateral in the insured transaction.

Note: Please refer to the Glossary for a description of ratings.

Page 28

Assured Guaranty Ltd. Largest Exposures by Sector (1 of 4) As of June 30, 2011 (in millions) 50 Largest U.S. Public Finance Exposures Net Par Internal Credit name: Outstanding Rating New Jersey (State of) 4,391$ AA- California (State of) 3,526 BBB+ Massachusetts (Commonwealth of) 3,137 AA New York (City of) New York 3,066 AA New York (State of) 2,773 AA- Puerto Rico (Commonwealth of) 2,590 BBB- Chicago (City of) Illinois 2,514 AA- Miami-Dade County Florida Aviation Authority - Miami International Airport 2,330 A+ Washington (State of) 2,313 AA- Houston Texas Water and Sewer Authority 2,289 AA- Port Authority of New York and New Jersey 2,260 AA- Los Angeles California Unified School District 2,208 AA- Wisconsin (State of) 2,159 AA- Illinois (State of) 2,110 BBB+ University of California Board of Regents 1,986 AA- Massachusetts (Commonwealth of) State Sales Tax 1,976 AA New York MTA Transportation Authority 1,971 A Pennsylvania (Commonwealth of) 1,870 AA- New York City Municipal Water Finance Authority 1,799 AA+ Philadelphia (City of) Pennsylvania 1,785 BBB- Michigan (State of) 1,756 A+ Long Island Power Authority 1,616 A- Chicago-O'Hare International Airport 1,610 A Miami-Dade County Florida School Board 1,585 A- Arizona (State of) 1,549 AA- Los Angeles California Department of Water and Power - Electric Revenue Bonds 1,473 AA- Chicago Illinois Public Schools 1,456 A+ Kentucky (Commonwealth of) 1,439 AA- Puerto Rico Highway and Transportation Authority 1,419 BBB New Jersey Turnpike Authority 1,399 A- Massachusetts (Commonwealth of) Water Resources 1,392 AA Atlanta Georgia Water & Sewer System 1,370 BBB+ Broward County Florida School Board 1,313 AA- Illinois Toll Highway Authority 1,300 AA Metro Washington Airport Authority 1,271 A+ Hawaii (State of) Department of Hawaiian Home Lands 1,268 AA San Francisco Airports Commission 1,263 A New York State Thruway - Highway Trust Fund 1,202 AA- Puerto Rico Electric Power Authority 1,182 A- Connecticut (State of) 1,182 AA+ Philadelphia Pennsylvania School District 1,168 A California State University System Trustee 1,115 A+ District of Columbia 1,110 A+ Detroit Michigan Sewer 1,110 BBB+ Orlando-Orange County Expressway Authority, Florida 1,102 A+ Pennsylvania Turnpike Commission 1,092 A+ New York MTA Dedicated Tax 1,085 AA- Skyway Concession Company LLC 1,071 BBB- Georgia Board of Regents Revenue Stream 1,068 A North Texas Tollway Authority 1,046 A Total top 50 U.S. public finance exposures 88,065$ Note: Please refer to the Glossary for a description of ratings.

Assured Guaranty Ltd.

Largest Exposures by Sector (2 of 4)
As of June 30, 2011
(dollars in millions)

50 Largest U.S. Structured Finance Exposures

Credit name:	Net Par Outstanding	Internal Rating	Credit Enhancement
Fortress Credit Opportunities I, LP.	$ 1,302	AA	32.6%
Stone Tower Credit Funding	1,254	AAA	50.1%
Synthetic Investment Grade Pooled Corporate CDO	1,157	AAA	13.4%
Synthetic High Yield Pooled Corporate CDO	975	AA-	41.1%
Synthetic High Yield Pooled Corporate CDO	842	Super Senior	31.4%
Deutsche Alt-A Securities Mortgage Loan 2007-2	841	CCC	0.0%
Synthetic High Yield Pooled Corporate CDO	815	Super Senior	30.4%
Synthetic Investment Grade Pooled Corporate CDO	800	Super Senior	23.6%
Synthetic Investment Grade Pooled Corporate CDO	764	Super Senior	14.8%
Synthetic Investment Grade Pooled Corporate CDO	754	Super Senior	29.2%
Mizuho II Synthetic CDO	747	A	N/A
Synthetic Investment Grade Pooled Corporate CDO	733	Super Senior	30.3%
Synthetic High Yield Pooled Corporate CDO	731	AA-	40.0%
Private Consumer Receivable Transaction	700	Super Senior	58.7%
280 FUNDING I	660	AAA	40.4%
Synthetic Investment Grade Pooled Corporate CDO	653	AAA	17.2%
ARES Enhanced Credit Opportunities Fund	608	AAA	46.2%
MABS 2007-NCW	569	B	31.7%
Synthetic Investment Grade Pooled Corporate CDO	514	Super Senior	14.3%
Synthetic High Yield Pooled Corporate CDO	494	AAA	46.7%
Denali CLO VII, Ltd	486	AAA	20.1%
Shenandoah Trust Capital I Term Securities	484	A+	N/A
Countrywide HELOC 2006-I	478	CCC	0.0%
Eastland CLO, Ltd	463	Super Senior	37.4%
MASTR 2007-3 (NEGAM)	452	CCC	0.0%
SLM Private Credit Student Trust 2007-A	450	BBB	15.9%
Avenue CLO V	449	AAA	21.3%
Synthetic Investment Grade Pooled Corporate CDO	449	Super Senior	12.0%
Synthetic High Yield Pooled Corporate CDO	436	AAA	29.5%
Synthetic Investment Grade Pooled Corporate CDO	433	AAA	10.7%
Private Residential Mortgage Transaction	430	B	18.8%
Mortgage IT Securities Corp. Mortgage Loan 2007-2	429	B	9.5%
LIICA Holdings, LLC	427	AA	N/A
Private Residential Mortgage Transaction	427	BB	20.3%
Synthetic High Yield Pooled Corporate CDO	426	Super Senior	35.6%
Synthetic High Yield Pooled Corporate CDO	419	Super Senior	24.5%
Churchill Financial Cayman	413	AAA	35.9%
KKR Financial CLO 2007-1	409	AAA	51.4%
Synthetic Investment Grade Pooled Corporate CDO	404	Super Senior	14.2%
Private Consumer Receivable Transaction	400	Super Senior	62.2%
Grayson CLO	397	Super Senior	27.4%
Countrywide HELOC 2006-F(includes $33.7 million repurchased) [1]	395	CCC	0.0%
SLM Student Loan Trust 2007-6	392	AAA	3.5%
Synthetic High Yield Pooled Corporate CDO	388	AAA	29.5%
Deutsche Alt-A Securities Mortgage Loan 2007-3	385	B	4.9%
Private Residential Mortgage Transaction	383	CCC	21.6%
STONE TOWER III	381	AAA	22.0%
Synthetic Investment Grade Pooled Corporate CDO	380	Super Senior	29.2%
Option One 2007-FXD2	380	CCC	16.4%
Private Residential Mortgage Transaction	374	BB	19.8%
Total top 50 U.S. structured finance exposures	**$ 28,532**		

1. Represents amounts of gross par which were purchased or obtained as part of loss mitigation strategies and recorded as part of the investment portfolio.

Note: Please refer to the Glossary for a description of ratings.

Page 30

Assured Guaranty Ltd.

Largest Exposures by Sector (3 of 4)

As of June 30, 2011

(in millions)

25 Largest Non-U.S. Exposures

Credit name:	Net Par Outstanding	Internal Rating
Quebec Province	$ 2,243	A+
Sydney Airport Finance Company	1,747	BBB
Thames Water Utility Finance PLC	1,562	A-
Essential Public Infrastructure Capital II	1,061	Super Senior
Fortress Credit Investments I	995	AAA
Channel Link Enterprises Finance PLC	933	BBB
Southern Gas Networks PLC	841	BBB
Campania Region - Healthcare receivable	837	A-
International AAA Sovereign Debt Synthetic CDO	821	AAA
Societe des Autoroutes du Nord et de l'est de France S.A.	755	BBB+
Synthetic Investment Grade Pooled Corporate CDO	732	Super Senior
Paragon Mortgages (No.13) PLC	724	AAA
Reliance Rail Finance Pty. Limited	717	BB
Capital Hospitals (Issuer) PLC	714	BBB-
United Utilities Water PLC	701	BBB+
Japan Expressway Holding and Debt Repayment Agency	689	AA
International Infrastructure Pool (WISE 2006-1 Plc Senior Swap - B)	687	A-
International Infrastructure Pool (WISE 2006-1 Plc Senior Swap - A)	687	A-
International Infrastructure Pool (WISE 2006-1 Plc Senior Swap - C)	687	A-
Artesian Finance II Plc (Southern)	671	A-
ETSA Utility Finance Pty. Limited	604	A-
Synthetic Investment Grade Pooled Corporate CDO	597	Super Senior
DBNGP Finance Co Pty Ltd Note Issue 1 & 2	596	BBB
Taberna Europe CDO II PLC	584	BBB-
Envestra Limited	581	BBB-
Total top 25 non-U.S. exposures	**$ 21,766**	

Note: Please refer to the Glossary for a description of ratings.

Page 31

Assured Guaranty Ltd.

Largest Exposures by Sector (4 of 4)
As of June 30, 2011
(in millions)

10 Largest U.S. Residential Mortgage Servicers Exposures

Servicer:	Net Par Outstanding
Bank of America, N.A.[1]	$ 7,092
American Home Mortgage Servicing, Inc.	2,578
Wells Fargo Bank NA	2,119
GMAC Mortgage, LLC	1,830
Specialized Loan Servicing LLC	1,641
Ocwen Loan Servicing, LLC	1,182
JPMorgan Chase Bank	788
OneWest Bank Group LLC	665
Select Portfolio Servicing, Inc.	484
Carrington Mortgage Services, LLC	376
Total top 10 U.S. residential mortgage servicers exposures	**$ 18,755**

10 Largest U.S. Healthcare Exposures

Credit name:	Net Par Outstanding	Internal Rating	State
CHRISTUS Health	$ 498	A+	TX
MultiCare Health System	447	A+	WA
Methodist Healthcare, TN	377	A	TN
Virtua Health - New Jersey	363	A	NJ
Meridian Health System	361	A-	NJ
Covenant Health	349	A-	TN
Iowa Health System	327	A+	IA
Bon Secours Health System Obligated Group	313	A-	MD
Asante Health System	295	A	OR
Lehigh Valley Health Network	293	A+	PA
Total top 10 U.S. healthcare exposures	**$ 3,623**		

1. Includes Countrywide Home Loans Servicing LP.

Note: Please refer to the Glossary for a description of ratings.

Page 32

Assured Guaranty Ltd.

Rollforward of Net Expected Loss and LAE to be Paid
As of June 30, 2011
(in millions)

Rollforward of Net Expected Loss and LAE to be Paid for the Three Months Ended June 30, 2011

Financial Guaranty Insurance Contracts and Credit Derivatives	Expected Loss to be Paid as of March 31, 2011	Economic Loss Development During 2Q-11 [1]	(Paid) Recovered Losses During 2Q-11	Expected Loss to be Paid as of June 30, 2011
U.S. RMBS				
First lien:				
Prime first lien	$ 1.5	$ 1.7	$ -	$ 3.2
Alt-A first lien	394.6	8.6	(25.3)	377.9
Option ARMs	409.7	36.2	(95.1)	350.8
Subprime first lien	314.8	(16.8)	(3.5)	294.5
Total first lien	1,120.6	29.7	(123.9)	1,026.4
Second lien:				
Closed end seconds	(78.1)	(1.4)	(19.5)	(99.0)
HELOC	(792.7)	27.1	727.3	(38.3)
Total second lien	(870.8)	25.7	707.8	(137.3)
Total U.S. RMBS	249.8	55.4	583.9	889.1
TruPS	89.0	(3.9)	(2.4)	82.7
Other structured finance	257.1	19.7	(0.8)	276.0
Public finance	66.7	(0.3)	(0.2)	66.2
Total	$ 662.6	$ 70.9	$ 580.5	$ 1,314.0

Rollforward of Net Expected Loss and LAE to be Paid for the Six Months Ended June 30, 2011

Financial Guaranty Insurance Contracts and Credit Derivatives	Expected Loss to be Paid as of December 31, 2010	Economic Loss Development During 2011 [1]	(Paid) Recovered Losses During 2011	Expected Loss to be Paid as of June 30, 2011
U.S. RMBS				
First lien:				
Prime first lien	$ 1.4	$ 1.8	$ -	$ 3.2
Alt-A first lien	399.8	23.0	(44.9)	377.9
Option ARMs	628.8	(83.2)	(194.8)	350.8
Subprime first lien	310.6	(3.4)	(12.7)	294.5
Total first lien	1,340.6	(61.8)	(252.4)	1,026.4
Second lien:				
Closed end seconds	87.5	(135.1)	(51.4)	(99.0)
HELOC	(805.7)	104.7	662.7	(38.3)
Total second lien	(718.2)	(30.4)	611.3	(137.3)
Total U.S. RMBS	622.4	(92.2)	358.9	889.1
TruPS	90.3	(3.8)	(3.8)	82.7
Other structured finance	247.2	31.8	(3.0)	276.0
Public finance	88.9	(13.5)	(9.2)	66.2
Total	$ 1,048.8	$ (77.7)	$ 342.9	$ 1,314.0

1. Includes the effect of changes in the Company's estimate of future recovery on representations and warranties ("R&W").

Page 33

Assured Guaranty Ltd.

Financial Guaranty Insurance and Credit Derivatives U.S. RMBS R&W Benefit Development

(dollars in millions)

Financial Guaranty Insurance and Credit Derivatives U.S. RMBS R&W Benefit Development for the Three Months Ended June 30, 2011

	Future Net R&W Benefit at March 31, 2011	R&W Economic Loss Development During 2Q-11	R&W Recovered During 2Q-11	Future Net R&W Benefit at June 30, 2011
Financial guaranty insurance:				
Prime first lien	$ 2.3	$ 0.6	$ -	$ 2.9
Alt-A first lien	120.7	6.9	-	127.6
Option ARMs	619.0	113.9	(21.7)	711.2
Subprime first lien [1]	81.1	0.4	-	81.5
Closed end seconds	273.2	(33.5)	-	239.7
HELOC	1,124.7	2.6	(816.9)	310.4
Total	$ 2,221.0	$ 90.9	$ (838.6)	$ 1,473.3
Credit derivatives	$ 174.2	$ 0.5	$ (4.3)	$ 170.4

Financial Guaranty Insurance and Credit Derivatives U.S. RMBS R&W Benefit Development for the Six Months Ended June 30, 2011

	Future Net R&W Benefit at December 31, 2010	R&W Economic Loss Development During 2011	R&W Recovered During 2011	Future Net R&W Benefit at June 30, 2011
Financial guaranty insurance:				
Prime first lien	$ 1.1	$ 1.8	$ -	$ 2.9
Alt-A first lien	81.0	46.6	-	127.6
Option ARMs	309.3	449.2	(47.3)	711.2
Subprime first lien [1]	26.8	54.7	-	81.5
Closed end seconds	178.2	61.5	-	239.7
HELOC	1,004.1	157.1	(850.8)	310.4
Total	$ 1,600.5	$ 770.9	$ (898.1)	$ 1,473.3
Credit derivatives	$ 70.2	$ 104.5	$ (4.3)	$ 170.4

Financial Guaranty Insurance and Credit Derivatives U.S. RMBS Policies With R&W Benefit

	# of Risks as of		Outstanding Principal and Interest as of	
	June 30, 2011	December 31, 2010	June 30, 2011	December 31, 2010
Financial guaranty insurance:				
Prime first lien	1	1	$ 54.5	$ 57.1
Alt-A first lien	20	17	1,826.7	1,882.8
Option ARMs	11	10	1,914.8	1,909.8
Subprime first lien [1]	4	1	982.7	228.7
Closed end seconds	4	4	396.3	444.9
HELOC	15	13	3,844.9	2,969.8
Total	55	46	$ 9,019.9	$ 7,493.1
Credit derivatives	7	6	$ 3,449.9	$ 3,616.5

1. Includes net interest margin.

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Assured Guaranty Ltd.

Losses Incurred and Paid
As of June 30, 2011
(in millions)

Financial Guaranty Insurance Contracts and Credit Derivatives	Total Net Par Outstanding for BIG Transactions [1]	2Q-11 Losses Incurred	2011 Losses Incurred	Net Reserve and Credit Impairment	Net Salvage and Subrogation Assets	Net Expected Loss to be Expensed
First lien:						
Prime first lien	$ 607.9	$ 1.2	$ 1.1	$ 2.5	$ -	$ 0.8
Alt-A first lien	5,010.8	17.1	28.8	227.3	5.5	176.2
Option ARMs	2,562.1	78.8	43.6	218.8	106.3	265.6
Subprime first lien [2]	3,013.9	(7.1)	15.4	211.9	0.1	69.0
Total first lien	11,194.7	90.0	88.9	660.5	111.9	511.6
Second lien:						
Closed end seconds	1,058.3	(4.0)	(40.7)	4.8	129.6	83.2
HELOC	3,604.2	37.0	98.0	59.8	182.9	179.9
Total second lien	4,662.5	33.0	57.3	64.6	312.5	263.1
Total U.S. RMBS	15,857.2	123.0	146.2	725.1	424.4	774.7
TruPS	3,250.5	(2.5)	(3.6)	60.4	1.1	2.2
Other structured finance	3,357.4	19.7	38.4	242.6	1.4	34.9
Public finance	5,309.9	3.8	(12.0)	64.0	37.9	37.6
Subtotal	27,775.0	144.0	169.0	1,092.1	464.8	849.4
Effect of consolidating financial guaranty VIEs	-	(19.6)	(71.5)	(64.8)	(192.9)	(260.3)
Total	27,775.0	124.4	97.5	1,027.3	271.9	589.1
Other	-	-	-	2.1	-	-
Total	**$ 27,775.0**	**$ 124.4**	**$ 97.5**	**$ 1,029.4**	**$ 271.9**	**$ 589.1**

	Insurance Reserves	Credit Impairment on Credit Derivative Contracts [3]	Salvage and Subrogation Recoverable	Net
Gross	$ 518.1	$ 557.4	$ 307.1	$ 768.4
Ceded	26.0	20.1	35.2 [4]	10.9
Net	$ 492.1	$ 537.3	$ 271.9	$ 757.5

1 As of June 30, 2011, securities purchased for loss mitigation purposes represented $1,029.3 million of gross par outstanding. In addition, under the terms of certain credit derivative contracts, the Company has obtained the underlying collateral of transactions and recorded it in invested assets in the consolidated balance sheets. Such amounts totaled $246.9 million in gross par outstanding.
2 Includes net interest margin.
3 Credit derivative assets and liabilities recorded on the balance sheet considers estimates of expected losses.
4 Recorded in "reinsurance balances payable, net" on the consolidated balance sheets.

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Assured Guaranty Ltd.

Summary Financial and Statistical Data

(dollars in millions, except per share amounts)

	As of and for six months ended June 30, 2011	Year Ended December 31, 2010	2009	2008	2007
GAAP Summary Income Statement Data					
Net earned premiums	$ 484.0	$ 1,186.7	$ 930.4	$ 261.4	$ 159.3
Net investment income	197.2	354.7	259.2	162.6	128.1
Realized gains and other settlements on credit derivatives	24.6	153.5	163.6	117.6	74.0
Total expenses	277.6	765.8	784.2	440.9	161.5
Income (loss) before income taxes	78.5	635.5	132.9	112.3	(463.0)
Net income (loss) attributable to Assured Guaranty Ltd.	67.7	548.9	97.2	68.9	(303.3)
Net income (loss) attributable to Assured Guaranty Ltd. per diluted share	0.36	2.90	0.75	0.77	(4.38)
GAAP Summary Balance Sheet Data					
Total investments and cash	11,345.9	10,837.1	11,012.5	3,643.6	3,147.9
Total assets	19,238.9	19,794.6	16,802.7	4,555.7	3,762.9
Unearned premium reserve	6,315.4	6,972.9	8,400.2	1,233.7	887.2
Loss and LAE reserve	518.1	563.0	289.5	196.8	125.6
Long-term debt	1,046.4	1,052.9	1,066.5	347.2	347.1
Shareholders' equity attributable to Assured Guaranty Ltd.	3,950.0	3,798.8	3,520.5	1,926.2	1,666.6
Book value attributable to Assured per share	21.44	20.67	19.12	21.18	20.85
Non-GAAP Financial Measures					
Operating income	$ 385.2	$ 660.3	$ 293.4	$ 74.5	$ 178.0
Operating income per diluted share	2.06	3.49	2.27	0.84	2.57
Adjusted book value	9,067.8	8,999.1	8,913.7	3,817.8	3,349.8
PVP	104.4	362.7	640.2	823.0	874.6
Other Financial Information (GAAP Basis)					
Net debt service outstanding (end of period)	$ 886,768	$ 927,143	$ 958,265	$ 348,816	$ 302,413
Gross debt service outstanding (end of period)	984,553	1,029,982	1,095,037	354,858	307,657
Net par outstanding (end of period)	587,196	617,131	640,422	222,722	200,279
Gross par outstanding (end of period)	648,129	681,248	726,929	227,164	204,809
Other Financial Information (Statutory Basis)					
Net debt service outstanding (end of period)	$ 870,856	$ 905,131	$ 942,193	$ 348,816	$ 302,413
Gross debt service outstanding (end of period)	966,019	1,004,096	1,076,039	354,858	307,657
Net par outstanding (end of period)	572,584	598,843	626,274	222,722	200,279
Gross par outstanding (end of period)	631,114	659,765	709,786	227,164	204,809
Consolidated qualified statutory capital	5,555	4,915	4,841	2,310	2,079
Consolidated policyholders' surplus and reserves	10,925	10,247	10,409	3,652	3,040
Ratios:					
Par insured to statutory capital	103:1	122:1	129:1	96:1	96:1
Capital ratio [1]	157:1	184:1	195:1	151:1	145:1
Financial resources ratio [2]	66:1	72:1	72:1	70:1	68:1
Gross debt service written:					
Public finance - U.S.	$ 11,755	$ 48,990	$ 87,940	$ 68,265	$ 66,190
Public finance - non-U.S.	-	51	894	3,350	11,849
Structured finance - U.S.	847	2,962	2,501	13,972	42,414
Structured finance - non-U.S.	-	-	-	5,490	13,122
Total gross debt service written	$ 12,602	$ 52,003	$ 91,335	$ 91,077	$ 133,575
Net debt service written	$ 12,602	$ 52,003	$ 91,335	$ 89,871	$ 129,872
Net par written	6,692	30,759	49,759	55,418	84,686
Gross par written	6,692	30,759	49,921	56,140	88,117

1. The capital ratio is calculated by dividing net debt service outstanding by qualified statutory capital.
2. The financial resources ratio is calculated by dividing net debt service outstanding by total claims paying resources.

Note: Please refer to the endnotes for an explanation of the non-GAAP financial measures.

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Glossary Unless otherwise noted, the following conventions are used in this financial supplement: Average Credit Enhancement is intended to provide a measure of the amount of equity and/or subordinated tranches that are junior in the capital structure to Assured Guaranty’s exposure, expressed as a percentage of the total transaction size, and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the amounts shown do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes. Data is obtained from third-party sources such as trustee reports and may be subject to misstatement or correction. CBOs (collateralized bond obligation)/CLOs (collateralized loan obligation) are asset-backed securities largely backed by non-investment grade/high yield collateral. Cumulative Losses are defined as net charge-offs on the underlying loan collateral divided by the original collateral balance. 60+ Day Delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or real estate owned and any non-performing loans divided by current collateral balance. HELOC refers to a type of residential mortgage-backed transaction backed by second-lien loan collateral consisting of home equity lines of credit. Internal Rating for the Company’s ratings scale is similar to that used by the nationally recognized statistical rating organizations; however, the ratings in the tables may not be the same as ratings assigned by any such rating agency. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure on its internal rating scale has additional credit enhancement due to either (a) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (b) Assured Guaranty's exposure benefiting from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss, and such credit enhancement, in management's opinion, causes AssuredGuaranty's attachment point to be materially above the AAA attachment point. Net par outstanding is based on values for all performance information such as pool factor, subordination, cumulative losses and delinquency obtained from sources such as Intex, Bloomberg, and/or provided by the trustee and may be subject to restatement or correction. Pool Factor is the percentage of the current collateral balance divided by the original collateral balance of the transactions at inception. U.S. Prime First Lien is a type of residential mortgage-backed securities transaction backed primarily by prime first-lien loan collateral plus an insignificant amount of other miscellaneous RMBS transactions. Subordination represents the sum of subordinate tranches and over-collateralization, expressed as a percentage of total transaction size, and does not include any benefit from excess spread collections that may be used to absorb losses. Many of the closed end second lien RMBS transactions insured by the Company have unique structures whereby the collateral may be written down for losses without a corresponding write-down of the obligations insured by the Company. Many of these transactions are currently under-collateralized, with the principal amount of collateral being less than the principal amount of the obligation insured by the Company. The Company is not required to pay principal shortfalls until legal maturity (rather than making timely principal payments), and takes the under-collateralization into account when estimating expected losses for these transactions. Below are the brief descriptions of selected types of U.S. public finance, non-U.S. public finance, U.S. structured finance and non-U.S. structured finance obligations that the Company insures and reinsures. For a more complete description, please refer to Assured Guaranty Ltd.’s Annual Report on Form 10-K for December 31, 2010. General Obligation Bonds are full faith and credit bonds that are issued by states, their political subdivisions and other municipal issuers, and are supported by the general obligation of the issuer to pay from available funds and by a pledge of the issuer to levy ad valorem taxes in an amount sufficient to provide for the full payment of the bonds. Tax-Backed Bonds are obligations that are supported by the issuer from specific and discrete sources of taxation. They include tax-backed revenue bonds, general fund obligations and lease revenue bonds. Tax-backed obligations may be secured by a lien on specific pledged tax revenues, such as a gasoline or excise tax, or incrementally from growth in property tax revenue associated with growth in property values. These obligations also include obligations secured by special assessments levied against property owners and often benefit from issuer covenants to enforce collections of such assessments and to foreclose on delinquent properties. Lease revenue bonds typically are general fund obligations of a municipality or other governmental authority that are subject to annual appropriation or abatement; projects financed and subject to such lease payments ordinarily include real estate or equipment serving an essential public purpose. Bonds in this category also include moral obligations of municipalities or governmental authorities. Municipal Utility Bonds are obligations of all forms of municipal utilities, including electric, water and sewer utilities and resource recovery revenue bonds. These utilities may be organized in various forms, including municipal enterprise systems, authorities or joint action agencies. Transportation Bonds include a wide variety of revenue-supported bonds, such as bonds for airports, ports, tunnels, municipal parking facilities, toll roads and toll bridges. Healthcare Bonds are obligations of healthcare facilities, including community based hospitals and systems, as well as of health maintenance organizations and long-term care facilities.

Glossary (continued) Higher Education Bonds are obligations secured by revenue collected by either public or private secondary schools, colleges and universities. Such revenue can encompass all of an institution’s revenue, including tuition and fees, or in other cases, can be specifically restricted to certain auxiliary sources of revenue. Housing Revenue Bonds are obligations relating to both single and multi-family housing, issued by states and localities, supported by cash flow and, in some cases, insurance from entities such as the Federal Housing Administration. Infrastructure Bonds include obligations issued by a variety of entities engaged in the financing of infrastructure projects, such as roads, airports, ports, social infrastructure and other physical assets delivering essential services supported by long-term concession arrangements with a public sector entity. Investor-Owned Utility Bonds are obligations primarily backed by investor-owned utilities, first mortgage bond obligations of for-profit electric or water utilities providing retail, industrial and commercial service, and also include sale-leaseback obligation bonds supported by such entities. Regulated Utilities Obligations are issued by government-regulated providers of essential services and commodities, including electric, water and gas utilities. The majority of the Company’s international regulated utility business is conducted in the UK. Pooled Infrastructure Obligations are synthetic asset-backed obligations that take the form of credit defaul swap obligations or credit-linked notes that reference either infrastructure finance obligations or a pool of such obligations, with a defined deductible to cover credit risks associated with the referenced obligations. Other public finance: primarily includes government insured student loans, government-sponsored project finance and structured municipal which includes excess of loss reinsurance on portfolios of municipal credits. Pooled Corporate Obligations are securities primarily backed by various types of corporate debt obligations, such as secured or unsecured bonds, bank loans or loan participations and trust preferred securities. These securities are often issued in “tranches,” with subordinated tranches providing credit support to the more senior tranches. The Company’s financial guaranty exposures generally are to the more senior tranches of these issues. Residential Mortgage-Backed Securities (‘‘RMBS’’) and Home Equity Securities are obligations backed by closed-end first mortgage loans and closed-and open-end second mortgage loans or home equity loans on one-to-four family residential properties, including condominiums and cooperative apartments. First mortgage loan products in these transactions include fixed rate, adjustable rate (“ARM”) and option adjustable-rate (“Option ARM”) mortgages. The credit quality of borrowers covers a broad range, including “prime”, “subprime” and “Alt-A”. A prime borrower is generally defined as one with strong risk characteristics as measured by factors such as payment history, credit score, and debt-to-income ratio. A subprime borrower is a borrower with higher risk characteristics, usually as determined by credit score and/or credit history. An Alt-A borrower is generally defined as a prime quality borrower that lacks certain ancillary characteristics, such as fully documented income. Financial Products is the guaranteed investment contracts ("GICs") portion of the former Financial Products Business of AGMH. AGM has issued financial guaranty insurance policies on the GICs and in respect of the GICs business that cannot be revoked or cancelled. Assured Guaranty is indemnified against exposure to the former financial products business by Dexia SA and certain of its affiliates. In addition, the French and Belgian governments have issued guaranties in respect of the GICs portion of the financial products business. The financial products business is currently being run off. Structured Credit Securities include program-wide credit enhancement for commercial paper conduits in the U.S., and securities issued in whole business securitizations and intellectual property securitizations. Program-wide credit enhancement generally involves insuring against the default of ABS in a bank-sponsored commercial paper conduit. Securities issued in whole business and intellectual property securitizations are backed by revenue-producing assets sold to a limited-purpose company by an operating company, including franchise agreements, lease agreements, intellectual property and real property. Consumer Receivables Securities are obligations backed by non-mortgage consumer receivables, such as automobile loans and leases, credit card receivables and other consumer receivables. Commercial Mortgage-Backed Securities (‘‘CMBS’’) are obligations backed by pools of commercial mortgages. The collateral supporting CMBS include office, multi-family, retail, hotel, industrial and other specialized or mixed-use properties. Commercial Receivables Securities are obligations backed by equipment loans or leases, fleet auto financings, business loans and trade receivables. Credit support is derived from the cash flows generated by the underlying obligations, as well as property or equipment values as applicable. Insurance Securitization Securities are obligations secured by the future earnings from pools of various types of insurance/reinsurance policies and income produced by invested assets. Other Structured Finance Securities are obligations backed by assets not generally described in any of the other described categories. One such type of asset is a tax benefit to be realized by an investor in one of the Federal or state programs that permit such investor to receive a credit against taxes (such as Federal corporate income tax or state insurance premium tax) for making qualified investments in specified enterprises, typically located in designated low-income areas.

Non-GAAP Financial Measures The Company references financial measures that are not in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Assured Guaranty’s management and board of directors utilize non-GAAP measures in evaluating the Company’s financial performance and as a basis for determining senior management incentive compensation. By providing these non-GAAP financial measures, investors, analysts and financial news reporters have access to the same information that management reviews internally. In addition, Assured Guaranty’s presentation of non-GAAP financial measures is consistent with how analysts calculate their estimates of Assured Guaranty’s financial results in their research reports on Assured Guaranty and with how investors, analysts and the financial news media evaluate Assured Guaranty’s financial results. The following paragraphs define each non-GAAP financial measure and describe why it is useful. A reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure, if available, is presented within this financial supplement. Non-GAAP financial measures should not be viewed as substitutes for their most directly comparable GAAP measures. Operating Income: Management believes that operating income is a useful measure because it clarifies the understanding of the underwriting results of the Company’s financial guaranty insurance business, and also includes financing costs and net investment income, and enables investors and analysts to evaluate the Company’s financial results as compared with the consensus analyst estimates distributed publicly by financial databases. Operating income is defined as net income (loss) attributable to Assured Guaranty Ltd., as reported under GAAP, adjusted for the following: 1) Elimination of the after-tax realized gains (losses) on the Company’s investments, except for gains and losses on securities classified as trading. The timing of realized gains and losses, which depends largely on market credit cycles, can vary considerably across periods. The timing of sales is largely subject to the Company’s discretion and influenced by market opportunities, as well as the Company’s tax and capital profile. Trends in the underlying profitability of the Company.s business can be more clearly identified without the fluctuating effects of these transactions. 2) Elimination of the after-tax non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss. Additionally, such adjustments present all financial guaranty contracts on a more consistent basis of accounting, whether or not they are subject to derivative accounting rules. 3) Elimination of the after-tax fair value gains (losses) on the Company’s committed capital securities. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss. 4) Elimination of the after-tax foreign exchange gains (losses) on revaluation of net premium receivables. Long-dated receivables constitute a significant portion of the net premium receivable balance and represent the present value of future contractual or expected collections. Therefore, the current period’s foreign exchange revaluation gains (losses) are not necessarily indicative of the total foreign exchange gains (losses) that the Company will ultimately recognize. 5) Elimination of the effects of consolidating certain financial guaranty VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs. Operating Shareholders’ Equity: Management believes that operating shareholders’ equity is a useful measure because it presents the equity of Assured Guaranty Ltd. with all financial guaranty contracts accounted for on a more consistent basis and excludes fair value adjustments that are not expected to result in economic loss. Many investors, analysts and financial news reporters use operating shareholders’ equity as the principal financial measure for valuing Assured Guaranty Ltd.’s current share price or projected share price and also as the basis of their decision to recommend, buy or sell Assured Guaranty Ltd.’s common shares. Many of the Company’s fixed income investors also use operating shareholders’ equity to evaluate the Company’s capital adequacy. Operating shareholders’ equity is the basis of the calculation of adjusted book value (see below). Operating shareholders’ equity is defined as shareholders’ equity attributable to Assured Guaranty Ltd., as reported under GAAP, adjusted for the following: 1) Elimination of the effects of consolidating certain VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs. 2) Elimination of the after-tax non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss. 3) Elimination of the after-tax fair value gains (losses) on the Company’s committed capital securities. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss. 4) Elimination of the after-tax unrealized gains (losses) on the Company’s investments, that are recorded as a component of accumulated other comprehensive income (AOCI) (excluding foreign exchange revaluation). The AOCI component of the fair value adjustment on the investment portfolio is not deemed economic because the Company generally holds these investments to maturity and therefore will not recognize an economic loss. Operating return on equity (“Operating ROE”): Operating ROE represents operating income for a specified period divided by the average of operating shareholders’ equity at the beginning and the end of that period. Management believes that operating ROE is a useful measure to evaluate the Company’s return on invested capital. Many investors, analysts and members of the financial news media use operating ROE to evaluate Assured Guaranty Ltd.’s share price and as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd. common shares. Quarterly and year-to-date operating ROE are calculated on an annualized basis.

Non-GAAP Financial Measures (continued) Adjusted Book Value: Management believes that adjusted book value is a useful measure because it enables an evaluation of the net present value of the Company’s in-force premiums and revenues in addition to operating shareholders’ equity. The premiums and revenues included in adjusted book value will be earned in future periods, but actual earnings may differ materially from the estimated amounts used in determining current adjusted book value due to changes in, foreign exchange rates, refinancing or refunding activity, prepayment speeds, terminations, credit defaults and other factors. Many investors, analysts and financial news reporters use adjusted book value to evaluate Assured Guaranty Ltd.’s share price and as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd. common shares. Adjusted book value is operating shareholders’ equity, as defined above, further adjusted for the following: 1) Elimination of after-tax deferred acquisition costs. These amounts represent net deferred expenses that have already been paid or accrued and will be expensed in future accounting periods. 2) Addition of the after-tax net present value of estimated net future credit derivative revenue. See below. 3) Addition of the after-tax value of the unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed, net of reinsurance. This amount represents the expected future net earned premiums, net of expected losses to be expensed. Net expected losses to be expensed are not reflected in GAAP equity. Net present value of estimated net future credit derivative revenue: Management believes that this amount is a useful measure because it enables an evaluation of the value of future estimated credit derivative revenue. There is no corresponding GAAP financial measure. This amount represents the present value of estimated future revenue from the Company’s credit derivative in-force book of business, net of reinsurance, ceding commissions and premium taxes for contracts without expected economic losses, and is discounted at 6% (which represents the Company’s tax-equivalent pre-tax investment yield on its investment portfolio). Estimated net future credit derivative revenue may change from period to period due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation. PVP or present value of new business production: Management believes that PVP is a useful measure because it enables the evaluation of the value of new business production for Assured Guaranty by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period as well as premium supplements and additional installment premium on existing contractsas to which the issuer has the right to call the insured obligation but has not exercised such right, whether in insurance or credit derivative contract form, which GAAP gross premiums written and the net credit derivative premiums received and receivable portion of net realized gains and other settlement on credit derivatives (“Credit Derivative Revenues”) do not adequately measure. PVP in respect of insurance and credit derivative contracts written in a specified period is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums, in each case, discounted at 6% (the Company’s tax-equivalent pre-tax investment yield on its investment portfolio). For purposes of the PVP calculation, management discounts estimated future installment premiums on insurance contracts at 6%, while under GAAP, these amounts are discounted at a risk free rate. Additionally, under GAAP, management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums the Company expects to receive, which may be based upon a shorter period of time than the contractual term of the transaction. Actual future net earned or written premiums and Credit Derivative Revenues may differ from PVP due to factors including, but not limited to, changes in foreign exchange rates, refinancing or refunding activity, prepayment speeds, terminations, credit defaults, or other factors that affect par outstanding or the ultimate maturity of an obligation.

Contacts: Equity and Fixed Income Investors: Robert Tucker Managing Director, Investor Relations (212) 339-0861 rtucker@assuredguaranty.com Ross Aron Vice President, Investor Relations (212) 261-5509 raron@assuredguaranty.com Assured Guaranty Ltd. Michael Walker 30 Woodbourne Avenue Director, Fixed Income Investor Relations Hamilton HM 08 (212) 261-5575 Bermuda mwalker@assuredguaranty.com (441) 279-5705 www.assuredguaranty.com Media: Ashweeta Durani Vice President, Corporate Communications (212) 408-6042 adurani@assuredguaranty.com AG_FoCo_logo